Exhibit 10.8

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

EXECUTION VERSION

CONFIDENTIAL

MASTER COLLABORATION AGREEMENT

by and between

CELGENE CORPORATION

and

KYN THERAPEUTICS INC.

Dated as of January 11, 2019

7.9	Enforcement of Patents	39
7.10	Joint Patents	41
7.11	Defense of Claims Brought by Third Parties	42
7.12	Common Interest Disclosures	42
7.13	Celgene Activities	42

ARTICLE 8 CONFIDENTIALITY		43
8.1	Nondisclosure	43
8.2	Compound-Specific Confidential Information	43
8.3	Exceptions	43
8.4	Authorized Disclosure	44
8.5	Terms of this Agreement	46
8.6	Securities Filings and other Disclosures Required by Law	46
8.7	Publicity	47
8.8	Permitted Publications	47
8.9	Use of Names	48
8.10	Relationship to Existing Confidentiality Agreement	48
8.11	Global License Agreement	48

ARTICLE 9 REPRESENTATIONS AND WARRANTIES; COVENANTS		49
9.1	Representations and Warranties of Both Parties	49
9.2	Representations and Warranties of Company	49
9.3	Covenants	52
9.4	Disclaimer	54

ARTICLE 10 INDEMNIFICATION; INSURANCE		54
10.1	Indemnification by Celgene	54
10.2	Indemnification by Company	55
10.3	Procedure	55
10.4	Insurance	56
10.5	LIMITATION OF LIABILITY	56

ARTICLE 11 TERM AND TERMINATION		56
11.1	Term; Expiration	56
11.2	Termination for Breach	57
11.3	Voluntary Termination	57
11.4	Termination for Bankruptcy	58
11.5	Termination for Celgene’s Failure to Deliver Opt-in Exercise Notice	58
11.6	Effects of Expiration or Termination	58
11.7	Celgene Collaboration IP License	58
11.8	Surviving Provisions	58

ARTICLE 12 DISPUTE RESOLUTION		59
12.1	Exclusive Dispute Resolution Mechanism	59
12.2	Informal Dispute Resolution	59
12.3	Mediation	59
12.4	Jurisdiction; Jury Trial; Equitable Relief	60

ARTICLE 13 MISCELLANEOUS		61
13.1	Severability	61
13.2	Notices	61
13.3	Force Majeure	62
13.4	Assignment; Change of Control of Company	62
13.5	Waivers and Modifications	63
13.6	Choice of Law	63
13.7	Relationship of the Parties	64
13.8	No Third Party Rights	64
13.9	Entire Agreement	64
13.10	Counterparts	64
13.11	Cumulative Remedies	64
13.12	Interpretation	64
13.13	Further Assurances	65

LIST OF SCHEDULES

Schedule 1.27	Company Background Know-How
Schedule 1.28	Company Background Patents
Schedule 3.5	Subcontracting Essential Provisions
Schedule 8.7.1	Form of Press Release
Schedule 9.2(s)	Encumbered Compounds

LIST OF EXHIBITS

Exhibit A-1	Form of Global License Agreement (AHR)
Exhibit A-2	Form of Global License Agreement (Kynureninase)

MASTER COLLABORATION AGREEMENT

This MASTER COLLABORATION AGREEMENT (this “Agreement”) is entered into and made effective as of January 11, 2019 (the “Collaboration Effective Date”) by and between Celgene Corporation, a Delaware corporation (“Celgene”), and Kyn Therapeutics Inc., a Delaware corporation (“Company”). Celgene and Company are each referred to herein by name or as a “Party”, or, collectively, as the “Parties”.

RECITALS

WHEREAS, Celgene and Company desire to enter into an arrangement pursuant to which Company may carry out research and development activities with the goal of identifying, generating and developing Drug Candidates (as defined below) for each Collaboration Target (as defined below); and

WHEREAS, if Company identifies a Drug Candidate for a Collaboration Target, or upon payment of the Data Package Fee (as defined below) by Celgene following receipt of a Summary Drug Candidate Data Package (as defined below), (a) Celgene will have the exclusive right to enter into a Global License Agreement (as defined below) with Company with respect to compounds and products directed to the applicable Collaboration Target, and (b) if Celgene exercises such right, the Parties will enter into a Global License Agreement with respect thereto, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms will have the respective meanings set forth below:

1.1 “Acquiring Entity” means, collectively, the Third Party referenced in the definition of Change of Control and such Third Party’s Affiliates, other than the applicable Party in the definition of Change of Control and such Party’s Affiliates, determined immediately prior to the closing of such Change of Control.

1.2 “Affiliate” means, with respect to a Person, any other Person which, directly or indirectly through one (1) or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) direct or indirect ownership of more than [***] of the voting securities or other voting interest of any Person (including attribution from related parties), or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, as a general partner, as a manager, or otherwise.

1.3 “AHR Agonist” means any AHR Target agonist, excluding any inverse agonist.

1.4 “AHR Antagonist” means any AHR Target antagonist or inverse agonist.

1.5 “AHR Program” means all Development and Manufacturing activities conducted by or on behalf of Company or any of its Affiliates with respect to the AHR Target, including all Collaboration Candidates Directed to the AHR Target and all Program Biological and Chemical Materials for the AHR Target. For the avoidance of doubt, the AHR Program does not include Company’s AHR Agonist program.

1.6 “Antitrust Laws” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Laws of the United States (or a state or territory thereof) or any other Governmental Authority that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

1.7 “Biomarker” means a parameter or characteristic in a patient or Patient Sample, the measurement of which is useful (a) for purposes of selecting appropriate therapies or patient populations or monitoring therapies for such patient, or (b) for predicting the outcome of a particular treatment of such patient.

1.8 “Business Day” means a day on which banking institutions in Boston, Massachusetts, and New York City, New York are open for business, excluding any Saturday or Sunday.

1.9 “Calendar Quarter” means the period beginning on the Collaboration Effective Date and ending on the last day of the calendar quarter in which the Collaboration Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on the last day of March, June, September, or December, respectively; provided, that the final Calendar Quarter will end on the last day of the Collaboration Term.

1.10 “Calendar Year” means the period beginning on the Collaboration Effective Date and ending on December 31 of the calendar year in which the Collaboration Effective Date falls, and thereafter each successive period of twelve (12) consecutive calendar months beginning on January 1 and ending on December 31; provided, that the final Calendar Year will end on the last day of the Collaboration Term.

1.11 “Celgene Background IP” means all Patents and Know-How owned or otherwise Controlled (through license or otherwise, but excluding Company IP) by Celgene or any of its Affiliates; provided, that Celgene Collaboration IP shall not be considered Celgene Background IP.

1.12 “Celgene Collaboration IP” means (a) any Celgene Collaboration Know-How and (b) Celgene Collaboration Patents.

1.13 “Celgene Collaboration Know-How” means any Collaboration Know-How discovered, generated, invented, made, conceived or reduced to practice by or on behalf of Celgene or its Affiliates, but excluding any Joint Collaboration Know-How

1.14 “Celgene Collaboration Patents” means any and all Patents that Cover any Celgene Collaboration Know-How.

1.15 “Celgene Compound” means any compound or product that is either: (a) Controlled by Celgene or its Affiliates as of the Collaboration Effective Date; or (b) of which Celgene or its Affiliates obtains Control after the Collaboration Effective Date outside of the Collaboration.

1.16 “Change of Control” means, with respect to a Party: (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least [***] of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation; (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of [***] or more of the combined voting power of the outstanding securities of such Party; or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business.

1.17 “Clinical Trial” means any Phase 1 Clinical Trial, Phase 2 Clinical Trial, or Phase 3 Clinical Trial, any study incorporating aspects of more than one of these phases, or any human clinical trial commenced after Regulatory Approval, and such other tests and studies in human subjects that are required by Law, or otherwise recommended by the Regulatory Authorities, to obtain or maintain Regulatory Approvals for a product for [***] Indications, including tests or studies that are intended to expand the product labeling for such product with respect to such Indication.

1.18 “Collaboration Candidate” means, on a Collaboration Program-by-Collaboration Program basis, the Compounds Directed to the Collaboration Target under such Collaboration Program that are Controlled by Company as of the Collaboration Effective Date or that are Developed under such Collaboration Program, including, with respect to the AHR Program, all Related Compounds with respect to any such Compounds.

1.19 “Collaboration Competing Product” means, with respect to a Collaboration Target, any compound or product that is Directed to such Collaboration Target.

1.20 “Collaboration IP” means, collectively:

1.20.1 “Collaboration Know-How” which means any and all Know-How that is discovered, generated, invented, made, conceived or reduced to practice by or on behalf of either Party or their respective Affiliates, whether solely or jointly with the other Party or any Third Party, pursuant to the conduct of activities under the Collaboration at any time during the Collaboration Term, including the physical embodiments of any Collaboration Candidates or Collaboration Products; and

1.20.2 “Collaboration Patents” which means any and all Patents Controlled by Company or any of its Affiliates, or by Celgene or any of its Affiliates, that Cover any Collaboration Know-How.

1.21 “Collaboration Product” means, on a Collaboration Program-by-Collaboration Program basis, any product (including diagnostic product) that constitutes, incorporates, comprises or contains a Collaboration Candidate from such Collaboration Program, whether or not as the sole active ingredient, and in all forms, presentations, and formulations (including manner of delivery and dosage). For clarity, different forms, presentations or formulations (including different dosage strengths) of a given Collaboration Product that constitute, incorporate, comprise or contain the same Collaboration Candidate will be considered the same Collaboration Product for purposes of this Agreement.

1.22 “Collaboration Program” means each of the AHR Program and the Kynureninase Program.

1.23 “Collaboration Target” means each of (a) kynurenine (the “Kynureninase Target”) or (b) the aryl hydrocarbon receptor (AHR) (the “AHR Target”); provided, however, that all references to AHR Target (or the general term Collaboration Target) shall be interpreted so as to limit the scope of such terms to AHR Antagonists.

1.24 “Collaboration Term” means the period commencing on the Collaboration Effective Date and ending upon the Expiration Date, provided, that if the Expiration Date occurs during the Review Period for one or both Collaboration Programs, the Collaboration Term shall be extended until the conclusion of the last such Review Period.

1.25 “Commercialization” means any and all activities directed to the marketing, detailing, promoting, advertising and seeking of pricing and reimbursement of a compound or product (if applicable), whether before or after Regulatory Approval has been obtained (including making, having made, using, importing, selling and offering for sale such compound or product), and will include post-launch marketing, promoting, advertising, detailing, marketing, research, distributing, order processing, handling returns and recalls, booking sales, customer service, administering and commercially selling such compound or product, importing, exporting or transporting such compound or product for commercial sale, and all regulatory compliance with respect to the foregoing. For clarity, “Commercialization” does not include any Clinical Trial commenced after Regulatory Approval, nor does “Commercialization” include Manufacturing. When used as a verb, “Commercialize” means to engage in Commercialization.

1.26 “Company Background IP” means all Company Background Know-How and Company Background Patents.

1.27 “Company Background Know-How” means any and all Know-How Controlled by Company or its Affiliates (a) as of the Collaboration Effective Date or thereafter during the Collaboration Term that is necessary or reasonably useful for the Development, Manufacture or Commercialization of any Collaboration Target, Collaboration Candidate or Collaboration Product, or (b) that is otherwise used by or on behalf of Company or any of its Affiliates in the performance of a Collaboration Program, including the Know-How that is set forth on Schedule 1.27; but excluding, in all cases, Collaboration Know-How.

1.28 “Company Background Patents” means any and all Patents Controlled by Company or its Affiliates as of the Collaboration Effective Date or thereafter during the Collaboration Term (a) that Cover any Collaboration Target, Collaboration Candidate or Collaboration Product or the Development, Manufacture or Commercialization thereof, or (b) any Company Background Know-How, including the Patents that are set forth on Schedule 1.28, which Schedule 1.28 shall be updated by Company from time to time during the Collaboration Term as necessary; but excluding in all cases, Collaboration Patents.

1.29 “Company Collaboration IP” means (a) any Company Collaboration Know-How and (b) Company Collaboration Patents.

1.30 “Company Collaboration Know-How” means any Collaboration Know-How discovered, generated, invented, made, conceived or reduced to practice by or on behalf of Company or its Affiliates, but excluding any Joint Collaboration Know-How.

1.31 “Company Collaboration Patents” means any and all Patents that claim or cover any Company Collaboration Know-How.

1.32 “Company IP” means the Company Background Patents, the Company Background Know-How, the Company Collaboration Patents and the Company Collaboration Know-How.

1.33 “Compound” means a compound (including any biologic) Controlled by Company or its Affiliates prior to, on or after the Collaboration Effective Date, and whether or not Developed in the conduct of the Collaboration, that is Directed to the AHR Target (including any Related Compound of such compound) or the Kynureninase Target; provided, that no Celgene Compound nor any AHR Agonist shall be considered to be a Compound or a Related Compound.

1.34 “Confidential Information” means, with respect to a Party, any and all confidential or proprietary information and materials, including Know-How, trade secrets, know-how, inventions, technical data, protocols, procedures, information related to chemical or biological compounds, testing methods, business or financial information, information related to research and development programs, including clinical trial results, product and marketing plans, and all information, reports, evaluations and copies generated or derived by a Party from any of the foregoing, in each case, that are disclosed by or on behalf of such Party to the other Party or its permitted recipients pursuant to this Agreement, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other Party by the Disclosing Party in oral, written, visual, graphic or electronic form.

1.35 “Control”, “Controls” or “Controlled” means, with respect to any intellectual property (including Patents and Know-How), compounds or Confidential Information, the ability of a Party (whether through ownership, license or sublicense, other than a license, sublicense or other right granted (but not assigned) pursuant to this Agreement) to grant to the other Party the licenses, sublicenses or other rights as provided herein, or to otherwise disclose such intellectual property, compounds or Confidential Information to the other Party, without violating the terms of any then-existing agreement with any Third Party at the time such Party would be required hereunder to grant the other Party such license, sublicenses or other rights as provided herein or to otherwise disclose such intellectual property, compounds or Confidential Information to the other Party. Notwithstanding the foregoing, a Party (or Affiliate of a Party, as applicable) will not be deemed to Control any Patent, Know-How, or other intellectual property, compound or Confidential Information that is owned or in-licensed by an Acquiring Entity, except: (a) with respect to any such Patent, Know-How, or other intellectual property right arising as a result of activities of employees or consultants of the Acquiring Entity who participate in the activities under this Agreement, or have access to Confidential Information under this Agreement after a Change of Control; or (b) to the extent that any such Patent, Know-How, or other intellectual property right is included in or used in furtherance of a Party’s activities under this Agreement by the Acquiring Entity after a Change of Control.

1.36 “Cover” means, with respect to a claim of a Patent and a compound or product, that the manufacture, use, offer for sale, sale or importation of the compound or product would infringe a claim of such Patent in the country in which such activity occurred, but for the licenses granted in this Agreement (or ownership thereof).

1.37 “Data Lock” means, with respect to a Clinical Trial being conducted by or on behalf of Company for a Collaboration Candidate under the Collaboration, the locking by or on behalf of Company of the database that contains the data for such Clinical Trial following completion of such Clinical Trial in order to prevent or control any further changes to such data after review, query resolution and reasonable determination by Company (in accordance with industry standards) that such database is ready for analysis.

1.38 “Development” means (a) research activities (including drug discovery, identification or synthesis) with respect to a compound or product, or (b) preclinical and clinical drug development activities with respect to a compound or product, including test method development and stability testing, toxicology, formulation, process development, qualification and validation, quality assurance/quality control, Clinical Trials (including Clinical Trials and other studies commenced after Regulatory Approval whether necessary, recommended or required to obtain Regulatory Approval), statistical analysis and report writing, the preparation and submission of applications for Regulatory Approvals, including INDs and MAAs, regulatory affairs with respect to the foregoing and all other activities related to obtaining or maintaining a Regulatory Approval. For clarity, “Development” does not include Manufacturing. When used as a verb, “Develop” means to engage in Development.

1.39 “Directed” means, with respect to a compound (including a product that constitutes, incorporates, comprises or contains such compound) and a Collaboration Target, that such compound (including a product that constitutes, incorporates, comprises or contains such compound) modulates, directly or indirectly, the activity of such Collaboration Target with pharmacologic relevance. In the case of the AHR Target, the meaning of “Directed” is limited to AHR Antagonists Directed to the AHR Target, and excludes AHR Agonists Directed to the AHR Target.

1.40 “Dollars” or “$” means the legal tender of the United States.

1.41 “Drug Candidate” means, with respect to a given Collaboration Program, any Collaboration Candidate Directed to the Collaboration Target under such Collaboration Program with respect to which (a) a Phase 1b Clinical Trial Opt-in Trigger has been achieved, or (b) Celgene has paid the Data Package Fee pursuant to Section 3.1.3(c) (even if a Phase 1b Clinical Trial Opt-in Trigger has not been achieved), including, with respect to the AHR Program, any Related Compounds of such Collaboration Candidate.

1.42 “Drug Candidate Data Package” means, with respect to a given Drug Candidate Directed to a given Collaboration Target, the following: [***].

1.43 “Encumbered Compound” means any Compound Controlled by Company or any of its Affiliates with respect to which Company or one of its Affiliates has granted an exclusive or nonexclusive license or other rights to a Third Party to Develop, Manufacture, or Commercialize such Compound (other than licenses or other rights granted to subcontractors in connection with their performance of research, development, manufacturing, or commercialization activities on behalf of Company).

1.44 “EU” means all countries that are officially recognized as member states of the European Union at any particular time.

1.45 “Executive Officers” means Company’s Chief Executive Officer and Celgene’s President, Global Research and Early Development (or such individual’s designee).

1.46 “Expiration Date” means the date that is [***] after the Collaboration Effective Date.

1.47 “Global License Agreement” means a Global License Agreement substantially in the form attached hereto as Exhibit A-1, with respect to the AHR Program, or Exhibit A-2, with respect to the Kynureninase Program, as such form may be modified by Celgene, in its reasonable discretion, prior to execution, solely for tax planning purposes; provided, that such modifications do not adversely impact Company’s rights or obligations (including payments to Company and the Company’s tax burden) thereunder in any material respect.

1.48 “Good Clinical Practices” or “GCP” means the applicable then-current ethical and scientific quality standards for designing, conducting, overseeing, monitoring, recording, and reporting trials that involve the participation of human subjects as are required by applicable Regulatory Authorities or Law in the relevant jurisdiction, including, in the United States, Good Clinical Practices established through FDA guidances (including Guideline for Good Clinical Practice – ICH Harmonized Tripartite Guideline (ICH E6)), and, outside the United States, Guidelines for Good Clinical Practice – ICH Harmonized Tripartite Guideline (ICH E6).

1.49 “Good Laboratory Practices” or “GLP” means the applicable then-current good laboratory practice standards promulgated or endorsed by the FDA, as defined in U.S. 21 C.F.R. Part 58 (or such other comparable regulatory standards in jurisdictions outside the United States, as they may be updated from time to time), and the equivalent thereof as promulgated or endorsed by the applicable Regulatory Authorities in a foreign jurisdiction.

1.50 “Good Manufacturing Practices” or “GMP” means all applicable then-current standards relating to good manufacturing practices for fine chemicals, intermediates, bulk products, biologic components, raw materials, or finished biologic or pharmaceutical products, including (a) all applicable requirements detailed in the FDA’s current Good Manufacturing Practices regulations, including U.S. 21 C.F.R. Parts 210, 211, 600, 601 and 610, as applicable, (b) all applicable requirements detailed in the EMA’s “The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products”, and (c) all Laws promulgated by any Governmental Authority having jurisdiction over the manufacture of the applicable biologic or pharmaceutical compound or product, as applicable.

1.51 “Governmental Authority” means any (a) federal, state, local, municipal, foreign or other government, (b) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, licensing body, officer, official, representative, organization, unit, body or entity and any court or other tribunal of competent jurisdiction (including any arbitration or alternative dispute forum)), (c) supra-national or multinational governmental organization or body, or (d) entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

1.52 “IND” means an investigational new drug application (including any amendment or supplement thereto) submitted to the FDA pursuant to U.S. 21 C.F.R. Part 312, including any amendments thereto, and any comparable filing(s) outside the U.S. for the investigation of any product in any other country or group of countries (such as an application for a Clinical Trial in the EU).

1.53 “IND Acceptance” means, with respect to an IND, the earlier of (a) receipt by Company or its Affiliate of written confirmation from a Regulatory Authority or other applicable Person that Clinical Trials may proceed under such IND, or (b) expiration of the applicable waiting period after which Clinical Trials may proceed under such IND.

1.54 “Indication” means a separate and distinct disease or medical condition in humans (a) that a compound or product that is in clinical studies is intended to treat in such clinical studies, or (b) for which a compound or product has received a separate and distinct marketing authorization approval with an approved label claim to treat such disease or condition, as applicable. For clarity, [***].

1.55 “Initial Development Plan” means a research and development plan to be adopted by the Parties based upon the recommendation of the JSC after the Collaboration Effective Date, as may be amended from time to time by the JSC, governing the activities of the Collaboration that may be conducted by or on behalf of Company and its Affiliates for a given Collaboration Program during the Collaboration Term, with the goal of Developing a Drug Candidate for such Collaboration Program (including completion of a Drug Candidate Data Package therefor). The Initial Development Plan may include specific requirements for achievement of the Phase 1b Clinical Trial Opt-in Trigger.

1.56 “Inventions” means all inventions (whether patentable or not) discovered, generated, invented, made, conceived or reduced to practice by or on behalf of a Party or its Affiliates, whether solely or jointly with the other Party or any Third Party, in the course of activities performed under this Agreement.

1.57 “Joint Collaboration IP” means, collectively:

1.57.1 “Joint Collaboration Know-How,” which means any and all Collaboration Know-How that is discovered, generated, invented, made, conceived or reduced to practice jointly by or on behalf of both Parties or their respective Affiliates; and

1.57.2 “Joint Collaboration Patents,” which means Patents that claim or Cover any Joint Collaboration Know-How.

1.58 “Know-How” means all proprietary (a) know-how, information, business objectives, techniques, ideas, technology, practices, trade secrets, inventions (whether patentable or not), methods (including methods of use or administration or dosing), discoveries, improvements, developments, knowledge, works of authorship, experience, data, contents of laboratory notebooks, results and computer records (including pharmacological, toxicological and clinical test data and results), compositions of matter, chemical structures and formulations, sequences, plans, designs, processes, protocols, formulations, formulae, techniques, research data, reports, documents, specifications, standard operating procedures, batch records, manufacturing data, analytical and quality control data, analytical methods (including applicable reference standards), assays and research tools, full batch documentation, packaging records, results or descriptions, in each case, whether patentable or not, and (b) tangible manifestations thereof, including any and all of the foregoing relating to Collaboration Program Biological and Chemical Materials; but in each case ((a) and (b)), excluding any Patents. As used in this Agreement, “clinical test data” shall include all information related to clinical or non-clinical testing, including patient report forms, investigators’ reports, biostatistical, pharmaco-economic and other related analyses, regulatory filings and communications, and the like.

1.59 “Knowledge” means the actual knowledge of each of [***], and [***], in each case, after due inquiry.

1.60 “Kynureninase Program” means all Development activities conducted by or on behalf of Company or any of its Affiliates with respect to the Kynureninase Target, including all Collaboration Candidates Directed to the Kynureninase Target and all Program Biological and Chemical Materials for the Kynureninase Target.

1.61 “Law” or “Laws” means all applicable laws, statutes, rules, regulations, orders, judgments, or ordinances having the effect of law of any national, multinational, federal, state, provincial, county, city or other political subdivision, including the United States Federal Food, Drug and Cosmetic Act, as amended, GCP, GLP and GMP, anti-bribery laws, such as the United States Anti-Kickback Statute, Foreign Corrupt Practices Act and UK Bribery Act, as well as all applicable data protection and privacy laws, rules and regulations (collectively, “Data Protection Laws”), including the United States Department of Health and Human Services privacy rules under the Health Insurance Portability and Accountability Act (“HIPAA”), as

amended, and the Health Information Technology for Economic and Clinical Health Act and the EU General Data Protection Regulation 2016/679 of the European Parliament and of the Counsel of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC along with other country-level data protection laws, as may be applicable.

1.62 “Manufacture” means all activities related to the manufacture of a compound or product or, in either case, any raw material, component or ingredient thereof, including test method development and stability testing, formulation, process development and validation, manufacturing scale-up whether before or after Regulatory Approval, manufacture of any compound or product in bulk or finished form for Development or Commercialization (as applicable), including filling and finishing, packaging, labeling, shipping and holding, in-process and finished product testing, release of a compound or product or, in either case, any component or ingredient thereof, quality assurance and quality control activities related to manufacturing and release of a compound or product, and regulatory activities related to any of the foregoing. “Manufacturing” shall have the corresponding meaning.

1.63 “Marketing Authorization Application” or “MAA” means an application, including a biologics license application (BLA) or new drug application (NDA), for the authorization to market a compound or product in any country or group of countries, as defined in the Laws and filed with the Regulatory Authority of a given country or group of countries, and all additions, amendments, supplements, extensions and modifications thereto.

1.64 “Opt-in Term” means, with respect to a given Collaboration Program, the period commencing upon the date that Company is required to deliver the Drug Candidate Data Package with respect to a Drug Candidate for such Collaboration Program pursuant to Section 3.1.4 and ending upon the earlier of (a) the date that Celgene exercises its Opt-in with respect to such Collaboration Program, or (b) the end of the Review Period for such Collaboration Program.

1.65 “Patents” means (a) patents and patent applications (provisional and non-provisional) anywhere in the world, (b) all divisionals, continuations, continuations in-part thereof, or any other patent application claiming priority, or entitled to claim priority, directly or indirectly to (i) any such patents or patent applications, or (ii) any patent or patent application from which such patents or patent applications claim, or is entitled to claim, direct or indirect priority, and (c) all patents issuing on any of the foregoing anywhere in the world, together with all registrations, reissues, reexaminations, patents of addition, renewals, supplemental protection certificates, or extensions of any of the foregoing anywhere in the world.

1.66 “Patient Sample” means tissue, fluid, or cells collected from a patient, or components of the foregoing.

1.67 “Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, Governmental Authority or agency, or any other entity not specifically listed herein.

1.68 “Phase 1 Clinical Trial” means a human clinical trial of a compound or product that would satisfy the requirements of U.S. 21 C.F.R. Part 312.21(a), as amended, the principal purpose of which is a preliminary determination of safety, pharmacokinetics and pharmacodynamic parameters in healthy individuals or patients, or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

1.69 “Phase 1b Clinical Trial Opt-in Trigger” means the completion of a human Clinical Trial of a compound or product, which Clinical Trial (a) satisfies elements of a Phase 1 Clinical Trial, such as tolerability or pharmacokinetics, (b) satisfies elements, such as signs of activity, of a non-pivotal, non-randomized, not placebo controlled Phase 2 Clinical Trial, (c) is designed to support the initiation of a subsequent Phase 2 Clinical Trial or Phase 3 Clinical Trial, or the equivalent, and (d) satisfies any additional specific requirements therefor provided in the Initial Development Plan.

1.70 “Phase 2 Clinical Trial” means a human clinical trial of a compound or product that would satisfy the requirements of U.S. 21 C.F.R. Part 312.21(b), as amended, and is intended to explore a variety of doses, dose response, and duration of effect, and to generate evidence of clinical safety and effectiveness for a particular Indication or Indications in a target patient population, or a similar clinical study prescribed by the relevant Regulatory Authorities in a country other than the United States.

1.71 “Phase 3 Clinical Trial” means a human clinical trial of a compound or product that would satisfy the requirements of U.S. 21 C.F.R. Part 312.21(c), as amended, and is intended to (a) establish that the compound or product is safe and efficacious for its intended use, (b) define contraindications, warnings, precautions and adverse reactions that are associated with the compound or product in the dosage range to be prescribed, and (c) support Regulatory Approval for such compound or product, or a similar clinical study prescribed by the relevant Regulatory Authorities in a country other than the United States.

1.72 “Pricing Approval” means any approval, agreement, determination, or decision establishing prices that can be charged to consumers for a pharmaceutical product or that will be reimbursed by Governmental Authorities for a pharmaceutical product, in each case, in a country where a Governmental Authority approves or determines pricing for pharmaceutical products for reimbursement or otherwise.

1.73 “Primary Patent Countries” means the [***].

1.74 “Program Biological and Chemical Materials” means, on a Collaboration Program-by-Collaboration Program basis, any and all compositions of matter, cells, cell lines, assays, animal models, Biomarkers and any other biological or chemical materials, that are related to, or useful for, the Collaboration Target, Collaboration Candidates or Collaboration Products under such Collaboration Program (or the Development, Manufacture or Commercialization thereof), including physical embodiments of such Collaboration Program’s Collaboration Candidates and Collaboration Products, in each case, Controlled by Company or its Affiliates and used in the performance of such Collaboration Program. To the extent the Program Biological and Chemical Materials are discovered, generated, invented, made, conceived or reduced to practice in the performance of a given Collaboration Program, such

Program Biological and Chemical Materials will be “Collaboration Know-How” hereunder (to the extent it satisfies the definition thereof), and to the extent the Program Biological and Chemical Materials are not discovered, generated, invented, made, conceived or reduced to practice in the performance of a given Collaboration Program, but are otherwise utilized in the performance of such Collaboration Program, such Program Biological and Chemical Materials will be “Company Background Know-How” hereunder (to the extent it satisfies the definition thereof).

1.75 “Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparation, filing, prosecution and maintenance (including payment of any patent annuity fees) of such Patent, as well as reexaminations, reissues, appeals, post grant reviews (PGRs), inter partes reviews (IPRs) and requests for patent term adjustments and patent term extensions with respect to such Patent, together with the initiation or defense of interferences, positions and other similar proceedings with respect to the particular Patent, and any appeals therefrom. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent.

1.76 “Regulatory Approval” means all approvals, licenses, permits, certifications and authorizations of the applicable Regulatory Authority necessary for the marketing and sale of a biological, pharmaceutical or diagnostic product for a particular Indication in a country in the world (including separate Pricing Approval, as necessary), and including the approvals by the applicable Regulatory Authority of any expansion or modification of the label for such Indication.

1.77 “Regulatory Authority” means any national or supranational Governmental Authority, including the UK Medicines and Healthcare products Regulatory Agency (and any successor entity thereto) in the UK, the U.S. Food and Drug Administration (and any successor entity thereto) (the “FDA”) in the U.S., the European Medicines Agency (and any successor entity thereto) (the “EMA”) in the EU and the Ministry of Health, Labour and Welfare of Japan, or the Pharmaceuticals and Medical Devices Agency of Japan (or any successor to either of them), as the case may be in Japan, or any health regulatory authority in any country or region in the Territory that is a counterpart to the foregoing agencies, in each case, that holds responsibility for development and commercialization of, and the granting of Regulatory Approval for, a biological, pharmaceutical or diagnostic product, as applicable, in such country or region.

1.78 “Regulatory Materials” means the regulatory registrations, listings, applications, licenses, certifications, authorizations and approvals (including approvals of INDs, MAAs, supplements and amendments, pricing and reimbursement approvals, and labeling approvals), Regulatory Approvals and other submissions made to or with any Regulatory Authority for the research, development (including the conduct of Clinical Trials), manufacture, distribution or commercialization of a biological, pharmaceutical or diagnostic product in a regulatory jurisdiction, together with all related correspondence to or from any Regulatory Authority and all documents referenced in the complete regulatory chronology for each MAA and/or Regulatory Approval, including all Drug Master Files (if any), INDs and MAAs and foreign equivalents of any of the foregoing.

1.79 “Related Compound” means, with respect to a given compound, any salt, free acid, free base, clathrate, solvate, hydrate, hemihydrates, anhydride, ester, chelate, conformer, congener, crystal form, crystal habit, polymorph, amorphous solid, homolog, isomer, stereoisomer, enantiomer, racemate, prodrug, isotopic or radiolabeled equivalent, metabolite, conjugate, complex or mixture, of such compound. Related Compound will not include any Celgene Compound or AHR Agonist.

1.80 “Segregate” means, with respect to a Collaboration Competing Product, to segregate the Development and Manufacture activities relating to such Collaboration Competing Product from the Development and Manufacture activities with respect to Collaboration Candidates and Drug Candidates Developed or Manufactured under this Agreement, including putting in place appropriate firewalls that are reasonably designed to ensure that: (a) none of the Company IP will be used in connection with the Collaboration Competing Product, (b) no Confidential Information of either Party will be used in connection with any Collaboration Competing Product (except by a Receiving Party to the extent permitted by Section 8.3), and (c) the Development and Manufacturing activities required under this Agreement will be conducted separately from any Development or Manufacturing activities related to the Collaboration Competing Product, and no personnel directly involved in performing the Development or Manufacture, as applicable, of such Collaboration Competing Product have access to non-public plans or non-public information relating to the Development or Manufacture of Collaboration Candidates or Drug Candidates; provided, that, in all cases ((a) through (c)), senior management personnel may review and evaluate plans and information regarding the Development, Manufacture, or Commercialization of such Collaboration Competing Product solely in connection with monitoring the progress of products including portfolio decision-making among product opportunities.

1.81 “Significant Developments” means: (a) to the extent not otherwise reported to the JSC, any material milestone events relating to a Collaboration Program, Collaboration Target, Collaboration Candidate or Collaboration Product; (b) any material Development or Manufacturing issues relating to a Collaboration Program, Collaboration Target, Collaboration Candidate or Collaboration Product; (c) the hiring or departure of any officers, directors or key employees of Company; (d) Company seeking a “freedom to operate” opinion or similar opinion of counsel relating to any Company IP or any other intellectual property that is reasonably necessary for the Development, Manufacture or Commercialization of a Collaboration Target, Collaboration Candidate or Collaboration Product; or (e) Company determining that the Development, Manufacture or Commercialization of a Collaboration Target, Collaboration Candidate or Collaboration Product may infringe the intellectual property rights of any Third Party.

1.82 “Summary Drug Candidate Data Package” means a reasonably detailed summary of any research and development activities conducted with respect to the lead Collaboration Candidate for the applicable Collaboration Program, including any data and results generated in connection therewith.

1.83 “Territory” means worldwide.

1.84 “Third Party” means any Person other than Company or Celgene that is not an Affiliate of Company or of Celgene.

1.85 “Third Party Claim” means any and all suits, claims, actions, proceedings or demands brought by a Third Party.

1.86 “Third Party Damages” means all losses, costs, damages, liabilities and expense asserted by Third Parties against a Party (or the Company Indemnitees or Celgene Indemnitees, as applicable) under a Third Party Claim (including reasonable attorneys’ fees and other reasonable out-of-pocket costs of litigation in connection with the Third Party Claim).

1.87 “United States” or “U.S.” means the United States of America and all of its territories and possessions.

1.88 “UT License” means that certain Patent License Agreement (UTA Agreement No. [***]) by and between Company and the University of Texas Austin, on behalf of the Board of Regents of the University of Texas System, effective as of March 29, 2015, as amended by Amendment 1, dated May 18, 2016, as further amended by Amendment 2, dated December 15, 2016, as further amended by Amendment 3, dated October 31, 2017, as further amended by Amendment 4, dated April 25, 2018, as further amended by the email confirmation regarding an extension to Milestone #5, dated September 27, 2018, and as further amended by Amendment 5, dated January 9, 2019.

1.89 “Violation” means that a Party or any of its officers or directors or any other personnel (or other permitted agents of such Party performing activities hereunder, including any of such Party’s Affiliates, sublicensees or Third Party contractors and their respective officers and directors) has been: (a) convicted of any of the felonies identified among the exclusion authorities listed on the U.S. Department of Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. 1320a-7(a) (http://oig.hhs.gov/exclusions/authorities.asp); (b) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (http://exclusions.oig.hhs.gov/) or the U.S. General Services Administration’s list of Parties Excluded from Federal Programs (http://www.epls.gov); or (c) listed by any U.S. federal agency as being suspended, debarred, disqualified, excluded or otherwise ineligible to participate in federal procurement or non-procurement programs, including under 21 U.S.C. 335a (http://www.fda.gov/ora/compliance_ref/debar/) (each of (a), (b) and (c) collectively, the “Exclusions Lists”).

1.90 Additional Definitions. Each of the following terms has the meaning described in the corresponding section of this Agreement indicated below:

Definition:	Section:
Agreement	Preamble
AHR Target	1.23
Alliance Manager	2.2.1
Anti-Bribery Policies	3.8.6
Antitrust Filings	4.4.2
Bankruptcy Code	7.5

Definition:	Section:
Bankruptcy Event	11.4
Celgene	Preamble
Celgene Indemnitees	10.2
Chairperson	2.3.3
Collaboration	2.1
Collaboration Compound-Specific IP	8.2
Collaboration Effective Date	Preamble
Collaboration Material Transfer Agreement Collaboration Program Assets	3.7.1(a) 4.3
Company	Preamble
Company Agreement	6.5.3
Company Indemnitees	10.1
Cure Period	11.2.1
Data Protection Laws	1.61
Disclosing Party	8.1
Disputes	12.1
DOJ	4.4.2
Electronic Delivery	13.10
EMA	1.77
Existing Confidentiality Agreement	8.10
FDA	1.77
Force Majeure	13.3
FTC	4.4.2
HIPAA	1.61
HSR Act	1.6
HSR Clearance Date	4.4.2
HSR Filing	4.4.2
Human Materials	3.8.3
Indemnitee	10.3
Indemnitor	10.3
Information Request	3.1.4
JRA Exception	7.6.1(b)
JSC	2.3.1
Kynureninase Target	1.23
License Effective Date	4.4.2
Materials	3.7.1(b)
Non-Collaboration Compound-Specific IP	8.2
Officials	3.8.5
Opt-in	4.1
Opt-in Exercise Fee	6.2
Opt-in Exercise Notice	4.2
Party or Parties	Preamble
Patent Liaison	2.2.2
Payee Party	6.5.2(b)
Payment	3.8.5

Definition:	Section:
Paying Party	6.5.2	(b)
PHI	3.8.3
Providers	3.8.3
Qualified Scientist	3.2.2
Receiving Party	8.1
Review Period	3.1.4
Scientific Panel	3.2.2
SEC	8.4.1	(a)
Securities Regulators	8.6
Subcommittee	2.3.2
Subcontracting Essential Provisions	3.5

ARTICLE 2

OVERVIEW; GOVERNANCE

2.1 Collaboration Overview. Pursuant to this Agreement and as further provided in Article 3, (a) Company may conduct exploratory and discovery activities, with the goal of identifying Collaboration Candidates Directed to Collaboration Targets, (b) Company may conduct Development and Manufacturing activities with respect to Collaboration Candidates, with the goal of having a Collaboration Compound achieve Drug Candidate status for each Collaboration Target (the “Collaboration”), and (c) if Celgene exercises its Opt-in with respect to one or both Collaboration Programs as more specifically provided in Article 4, then the Parties will enter into a Global License Agreement for each such Collaboration Program as more specifically provided in Article 4.

2.2 Governance.

2.2.1 Alliance Managers. Promptly after the Collaboration Effective Date, each Party will appoint an individual to act as alliance manager for such Party, which may be one of the representatives of such Party on the JSC (each, an “Alliance Manager”). The Alliance Managers will be the primary point of contact for the Parties regarding the activities contemplated by this Agreement and will facilitate all such activities hereunder. The Alliance Managers will attend all meetings of the JSC and will be responsible for assisting the JSC in performing its oversight responsibilities. The name and contact information for each Party’s Alliance Manager, as well as any replacement(s) chosen by such Party, in its sole discretion, from time to time, will be promptly provided to the other Party in accordance with Section 13.2.

2.2.2 Patent Liaisons. Promptly after the Collaboration Effective Date, each Party will appoint an individual to act as a patent liaison for such Party (each, a “Patent Liaison”). The Patent Liaisons will be the primary point of contact for the Parties regarding intellectual property-related activities and matters contemplated by this Agreement and will facilitate all such activities and matters hereunder, including with respect to the Prosecution and Maintenance of Patents included within the Company IP. The name and contact information for each Party’s Patent Liaison, as well as any replacement(s) chosen by such Party, in its sole discretion, from time to time, will be promptly provided to the other Party in accordance with Section 13.2.

2.3 Joint Steering Committee.

2.3.1 Establishment; Meetings. Within [***] after the Collaboration Effective Date, the Parties will establish a joint steering committee (the “JSC”) as more fully described in this Section 2.3. The JSC will have review, oversight and decision-making responsibilities for those activities performed under the Collaboration Programs to the extent expressly and as more specifically provided in Section 2.3.5. Each Party agrees to keep the JSC informed of its progress and activities with respect to the Collaboration Programs under this Agreement. The first scheduled meeting of the JSC will be held no later than [***] after establishment of the JSC unless otherwise agreed by the Parties. After the first scheduled meeting of the JSC until the JSC is disbanded, the JSC will meet in person or telephonically at least once each Calendar Quarter, or more or less frequently as the Parties mutually deem appropriate, on such dates and at such places and times as provided herein or as the Parties will agree; provided, that the JSC will meet at least twice per Calendar Year in person. In any case where a matter within the JSC’s authority arises, the JSC will convene a meeting and consider such matter as soon as reasonably practicable, but in no event later than [***] after the matter is first brought to the JSC’s attention (or, if earlier, at the next regularly scheduled JSC meeting). The JSC will disband upon the expiration or termination of this Agreement in its entirety. Meetings that are held in person will be held at such location alternately selected by Celgene and Company. The members of the JSC also may convene or be polled or consulted from time to time by means of telecommunications, video-conferences, electronic mail or correspondence, as deemed necessary or appropriate. Each Party will bear all expenses it incurs in regard to participating in all meetings of the JSC, including all travel and living expenses.

2.3.2 Subcommittees. From time to time, the JSC may establish subcommittees to oversee particular projects or activities, as the JSC deems necessary or advisable (each, a “Subcommittee”); provided, that the JSC may not grant any responsibilities to a Subcommittee that are beyond the scope of the responsibilities of the JSC as set forth herein. Each Subcommittee will consist of such number of members as the JSC determines is appropriate from time to time. Such members will be individuals with expertise and responsibilities in the relevant areas. Such Subcommittees will operate under the same principles as are set forth in this Article 2 for the JSC.

2.3.3 Membership. The JSC will be composed of [***] representatives (or such other number of representatives as the Parties may mutually agree) from each of Celgene and Company (who will be employees of such Party or its Affiliates). Each representative of a Party will have sufficient seniority and expertise to participate on the JSC as appropriate in light of the functions, responsibilities and authority of the JSC. Company will have the right to designate the chairperson of the JSC (the “Chairperson”). Each Party may replace any or all of its representatives on the JSC at any time upon written notice to the other Party in accordance with Section 13.2. Each Party may, subject to the other Party’s prior approval, invite non-member representatives of such Party and any Third Party to attend meetings of the JSC as non-voting participants; provided, that any such representative or Third Party is bound by obligations of confidentiality, non-disclosure and non-use consistent with those set forth in Article 8 prior to attending such meeting; and provided, further, that such Third Party will not have any voting or decision-making authority on the JSC. For the avoidance of doubt, each Party’s representatives on the JSC will be subject to obligations of confidentiality, non-disclosure and non-use with respect to information disclosed at such meeting that are no less restrictive than those set forth in Article 8.

2.3.4 Discontinuation of the JSC or Subcommittee. The JSC’s authority and the authority of any Subcommittee established by the JSC in accordance with Section 2.3.2 will continue until the first to occur of (a) the Parties mutually agreeing to disband the JSC or any such Subcommittee, as applicable, (b) on a Collaboration Program-by-Collaboration Program basis, the License Effective Date for the applicable Global License Agreement, in which case, (i) the JSC and each Subcommittee shall thereafter have no authority to oversee or review any of the matters under such Global License Agreement, and shall have no decision-making authority in connection therewith and (ii) such Collaboration Program and matters related thereto shall thereafter be governed in accordance with and pursuant to the terms of the applicable Global License Agreement and not this Agreement, and (c) on a Collaboration Program-by-Collaboration Program basis, Celgene’s failure to exercise its Opt-in with respect to such Collaboration Program.

2.3.5 Responsibilities. Except as otherwise set forth in this Agreement, the JSC will perform the following general functions, subject to the final decision-making authority as set forth in Section 2.3.7:

(a) oversee, review and discuss progress and performance of the Collaboration Programs, including serving as a forum for exchanging information and facilitating discussions regarding the conduct of the Collaboration Programs, the Collaboration Candidates and the Development and Manufacture thereof, which may include proposing an Initial Development Plan for review and approval by the Parties;

(b) review and comment on Collaboration Candidates, Drug Candidates, and the Development and Manufacture thereof;

(c) review and make recommendations with respect to potential collaborations or subcontracts with universities or other academic research centers;

(d) provide input on the strategic direction of the Collaboration Programs;

(e) encourage and facilitate cooperation and communication between the Parties with respect to each Collaboration Program;

(f) after appropriate discussion by the Patent Liaisons, discuss material issues and provide input to each Party regarding the Company IP, including the enforcement and defense of Company IP;

(g) discuss and attempt to resolve any disputes in any Subcommittees; and

(h) have such other responsibilities as specifically set forth in this Agreement or as may be otherwise mutually agreed by the Parties from time to time.

2.3.6 Limitations. For purposes of clarity, the JSC will not have any authority beyond the specific matters set forth in Section 2.3.5 (or otherwise expressly set forth in this Agreement), and in particular will not have any power to (i) amend, modify, interpret or waive the terms of this Agreement, (ii) alter, increase, expand or waive compliance by a Party with a Party’s obligations under this Agreement, (iii) direct the conduct by a Party of its obligations under this Agreement, (iv) impose any requirements that the other Party take or decline to take any action that would result in a violation of any Law or any agreement with any Third Party or the infringement of intellectual property rights of any Third Party, (v) take any action that conflicts with this Agreement, or (vi) request or require the Parties to conduct any activities under this Agreement with respect to compounds or products other than Collaboration Candidates or Collaboration Products.

2.3.7 Decisions. The members of the JSC will act in good faith to cooperate with one another and seek agreement and consensus with respect to issues to be decided by the JSC. Except as otherwise set forth in this Agreement, decisions of the JSC will be made by unanimous vote, with each Party’s designated JSC members having collectively [***] vote in all decisions. The presence of at least [***] JSC member representing each Party will constitute a quorum in order for decisions to be made. If the JSC cannot agree on a matter for which the JSC has decision-making authority within [***] after it has met and attempted to reach such decision, then either Party may, by written notice to the other, have such issue referred to the Executive Officers for resolution. The Parties’ respective Executive Officers will meet within [***] after such matter is referred to them, and will negotiate in good faith to resolve the matter. If the Executive Officers are unable to resolve the matter within [***], or such other longer time frame the Executive Officers may otherwise agree upon, after the matter is referred to them in accordance with this Section 2.3.7, then Company will have final decision-making authority; provided, that Company will consider in good faith the positions of Celgene and use good faith efforts to address such positions in making such final decision. Notwithstanding the foregoing, in exercising Company’s final decision-making authority, Company will not have the right to exercise its final decision-making authority to: (a) determine that it has fulfilled any obligations under this Agreement or that Celgene has breached any obligation under this Agreement; (b) determine that milestone events or other events have or have not occurred; (c) make a decision that is stated to require the mutual agreement or mutual consent of the Parties (or that is subject to the determination of the other Party as set forth herein); (d) determine any matter that is the subject of the dispute resolution provided for in Section 3.2; or (e) otherwise expand a Party’s rights or reduce a Party’s obligations under this Agreement. Any final decision made by Company in the course of exercising its final decision-making authority must be consistent with the terms of this Agreement and within the scope of authority delegated to the JSC under this Agreement.

2.3.8 Exceptions for Celgene Compounds. Notwithstanding the provisions of Section 2.3.7 or anything to the contrary contained herein, no activities performed by or on behalf of Company or any of its Affiliates hereunder, including any combination studies or other activities under any Collaboration Programs, may involve any Celgene Compound without Celgene’s prior written consent (in its sole discretion), and such decisions and determinations will not be under the purview of the JSC (or Company). In the event that Celgene approves any such activities with respect to any such Celgene Compound (or as a condition to such approval), then at the request of Celgene, the Parties will negotiate in good faith and enter into a separate agreement with respect to the terms and conditions under which such activities may be undertaken under this Agreement with respect to any Celgene Compound.

2.3.9 Agenda; Minutes. The Chairperson or the Chairperson’s delegate will be responsible for: (a) preparing JSC meeting agendas reasonably in advance of JSC meetings, which JSC meeting agendas will include all agenda items reasonably requested by any JSC member for inclusion therein; (b) sending invitations and a JSC meeting agenda along with appropriate information for such agenda to all members of the JSC at least [***] before the next scheduled meeting of the JSC; and (c) preparing and circulating draft written minutes within [***] after each meeting of the JSC setting forth, among other things, a description, in reasonable detail, of the discussions at the meeting and a list of any actions, decisions, or determinations approved by the JSC. Such minutes will be effective only after being approved by both Parties. Definitive minutes of all JSC meetings will be finalized no later than [***] after the meeting to which the minutes pertain.

ARTICLE 3

COLLABORATION PROGRAMS

3.1 Collaboration Programs.

3.1.1 Generally. During the Collaboration Term, Company may conduct Collaboration Programs, including evaluation and discovery activities, to characterize and identify Collaboration Candidates and to identify one or more Drug Candidates. Company will consult with Celgene regarding the Collaboration and each Collaboration Program through its participation on the JSC. Company will be responsible for the Development strategy and the conduct of activities under the Collaboration solely during the Collaboration Term, and will determine, at its sole discretion, which Collaboration Candidates to pursue for the Collaboration. Company will ensure that no Encumbered Compounds are Developed under a Collaboration Program. Company will be responsible for the Manufacture of Collaboration Candidates in connection with each Collaboration Program prior to any exercise by Celgene of its Opt-in with respect to such Collaboration Program.

3.1.2 Reports; Results. At each meeting of the JSC or as otherwise agreed by the Parties, Company will provide the JSC with written reports or presentations identifying each Collaboration Candidate or potential Drug Candidate under Development by Company and its Affiliates and summarizing the results, information, data generated by and material developments, including any Significant Developments, with respect to each Collaboration Program.

3.1.3 Drug Candidate Designation.

(a) During the Collaboration Term, Company will notify Celgene, on a regular basis at JSC meetings, of Collaboration Candidates identified by or on behalf of Company (or any of its Affiliates) in the course of its ongoing Development activities performed in its sole discretion, as well as any material developments or new data or information relating to previously identified Collaboration Candidates. The identity of such Collaboration Candidates will be included in the minutes of the JSC meeting.

(b) During the Collaboration Term, Company will notify Celgene, on a regular basis at JSC meetings, of potential Drug Candidates identified by or on behalf of Company (or any of its Affiliates) in the course of its ongoing Development activities, as well as notify Celgene with respect to material developments or new data relating to such potential Drug Candidates.

(c) At least [***] prior to the Expiration Date, (i) Company may, in its sole discretion, provide a Summary Drug Candidate Data Package to Celgene for each Collaboration Program for which a Phase 1b Clinical Trial Opt-in Trigger has not been achieved as of such date, and (ii) Celgene may, in its sole discretion, make a one-time payment of [***] to Company within [***] of receipt of such Summary Drug Candidate Package (the “Data Package Fee”). Company shall provide the Drug Candidate Data Package to Celgene as set forth in Section 3.1.4 for each Collaboration Program with respect to which a Data Package Fee has been paid, and in such case, the lead Collaboration Candidate for such Collaboration Program will be deemed to be a “Drug Candidate” notwithstanding that a Phase 1b Clinical Trial Opt-in Trigger has not been achieved with respect to such Collaboration Candidate. For the avoidance of doubt, any payment of the Data Package Fee will be in addition to, and not as a replacement of, the Opt-in Exercise Fee.

3.1.4 Drug Candidate Data Package. If (a) Company achieves a Phase 1b Clinical Trial Opt-in Trigger or (b) Celgene pays the Data Package Fee in accordance with Section 3.1.3(c), then, in each case (a) and (b), Company will, within [***] after such achievement or receipt of such payment (but in no event later than the Expiration Date), provide to Celgene, or a Third Party advisor designated by Celgene, a Drug Candidate Data Package for the applicable Drug Candidate. Following receipt of the Drug Candidate Data Package, Celgene shall have a period of [***] to review such Drug Candidate Data Package (as such period may be extended in accordance with this Section 3.1.4 or Section 4.2, the “Review Period”). From time to time during the Review Period, Celgene may provide Company with written notice identifying any data or information which is reasonably available to Company and that Celgene reasonably believes should be included in the Drug Candidate Data Package or would otherwise be useful in order for Celgene to evaluate the relevant Drug Candidate and whether it wishes to exercise its Opt-in for the applicable Collaboration Program (an “Information Request”), and Company shall use all reasonable efforts to provide such data and information responsive to such Information Request as promptly as practicable but in any event within [***] after receipt of such Information Request. For clarity, no Information Request shall require Company to conduct additional Development activities with respect to the Collaboration Program. With respect to any Information Request submitted by Celgene during the first [***] of the Review Period, to the extent that Celgene reasonably determines that Company has not provided such requested data or information in any material respect, Celgene shall notify Company thereof and the Review Period shall be extended by a period corresponding to the number of [***] between the expiration of the [***] period following Company’s receipt of such Information Request and the date such requested data or information is provided by Company to Celgene.

3.1.5 Costs. Except as otherwise expressly set forth in this Agreement, (a) Company will be solely responsible for any and all costs and expenses incurred by or on behalf of Company or its Affiliates in connection with the performance of the Collaboration activities under this Agreement, including all Collaboration Program activities undertaken by or on behalf of Company, and (b) Celgene will be solely responsible for any and all costs and expenses incurred by or on behalf of Celgene or its Affiliates in connection with the performance of the Collaboration activities under this Agreement.

3.1.6 Confidential Information. All data and information disclosed hereunder by Company to Celgene relating to the Collaboration Programs (whether directly or via the JSC), including without limitation the information provided to Celgene or the JSC under Sections 3.1.2, 3.1.3 and 3.1.4, the Summary Drug Candidate Data Package, and Drug Candidate Data Package, in each case, to the extent constituting Confidential Information, shall Confidential Information of both Parties.

3.2 [***].

3.2.1 [***].

3.2.2 [***].

3.3 Regulatory Responsibilities.

3.3.1 Regulatory Materials. On a Collaboration Program-by-Collaboration Program basis, during the Collaboration Term, Company will have the right, in consultation with Celgene as described below, to prepare, file and maintain all Regulatory Materials (including any Regulatory Approvals, if any) necessary for the Development and Manufacture of any Collaboration Candidates and Collaboration Products for such Collaboration Program, and to interact with Regulatory Authorities in connection with the Development and Manufacture of any Collaboration Candidates and Collaboration Products for such Collaboration Program. Company will provide Celgene with a reasonable opportunity to comment substantively on all material Regulatory Materials prior to filing or taking material action, and will reasonably and in good faith consider any comments and actions recommended by Celgene, including with respect to filing strategy. In addition, Company will allow Celgene or its representative to attend any and all meetings with Regulatory Authorities to the extent such attendance is permitted by such Regulatory Authority.

3.3.2 Safety Information. Company will be responsible for all safety information reporting to Regulatory Authorities with respect to the Collaboration Programs, and will promptly provide Celgene with all material information concerning the pharmaceutical safety of each Collaboration Candidate and Collaboration Product.

3.4 Records. Company will maintain (and will cause its Affiliates and use commercially reasonable efforts to require subcontractors to maintain) complete and accurate records of all Development and Manufacturing activities conducted by or on behalf of it hereunder with respect to the AHR Program and Kynureninase Program, and all data and other information resulting from such activities. Such records will fully and properly reflect all work done and results achieved in the performance of such Development and Manufacturing activities in good scientific manner appropriate for regulatory and patent purposes. In connection with such Development and Manufacturing activities, Company will (and will cause its Affiliates and subcontractors to) document all studies, including all IND-enabling studies for Collaboration Products, in formal written study records according to Laws, including national and international guidelines such as ICH, GCP, GLP and GMP. Celgene will have the right, from time to time, to review and copy such records pertaining to the AHR Program and/or Kynureninase Program, as reasonably requested by Celgene.

3.5 Subcontracting. Subject to the terms of this Agreement, each Party will have the right to engage Affiliates or Third Party subcontractors to perform its obligations under this Agreement, subject to the remainder of this Section 3.5 and Section 2.3.5(c). The Party engaging such Affiliate or Third Party subcontractor will ensure that such Affiliate or Third Party will meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity and will perform such work consistent with the terms of this Agreement; provided, however, that any Party engaging an Affiliate or Third Party subcontractor hereunder will remain fully responsible and obligated for such activities. The Party engaging an Affiliate or Third Party subcontractor will ensure that such Affiliate or Third Party subcontractor, as applicable, complies with all applicable provisions of this Agreement and, without limiting the foregoing, prior to subcontracting to any subcontractor, Company will have entered into a written agreement with such subcontractor that complies with the terms set forth on Schedule 3.5 (the “Subcontracting Essential Provisions”). For purposes of this Section 3.5, “Third Party subcontractors” will include collaborators of Company, including any academic institution.

3.6 Audit. During the Review Period for a particular Collaboration Program, Celgene will have the one-time (per Collaboration Program) right, at its own cost, to audit and inspect Company’s (and its Affiliates’ and subcontractors’) activities under such Collaboration Program, which will include the right to access Company’s records and facilities (including records and facilities of Company’s Affiliates and subcontractors regarding work conducted under the Collaboration Program) to confirm compliance with the requirements of, and performance under, this Agreement. Such audit and inspection will be reasonably coordinated in advance between the Parties and will be designed to minimize disruption of Company’s day-to-day activities.

3.7 Material Transfer.

3.7.1 Transfer.

(a) On a Collaboration Program-by-Collaboration Program basis, during the Collaboration Term, upon mutual agreement by Company and Celgene, Celgene may transfer to Company Celgene Compounds for such purposes(s) as the Parties may agree. All transfers of such Celgene Compounds by Celgene to Company will be documented in a collaboration material transfer agreement in a form mutually acceptable to the Parties (each, a “Collaboration Material Transfer Agreement”), which will set forth the name and amount of the Celgene Compounds transferred, the date of the transfer of such Celgene Compounds, and a reasonably detailed explanation of the purpose of such transfer. The Parties agree that the exchanged Celgene Compounds will be used in compliance with Law and the terms and conditions of this Agreement, and will not be reverse engineered or chemically analyzed, except as required for the purpose agreed to by the Parties and stated in the relevant Collaboration Material Transfer Agreement. Company will only use the Celgene Compounds for the applicable purpose and no other purpose.

(b) On a Collaboration Program-by-Collaboration Program basis, during the Collaboration Term, upon mutual agreement by Company and Celgene, Company may transfer to Celgene biological or chemical materials (collectively, “Materials”). All transfers of such Materials by Company to Celgene will be documented in a Collaboration Material Transfer Agreement, in a form mutually acceptable to the Parties, which will set forth the type and name of the Materials transferred, the amount of the Materials transferred, the date of the transfer of such Materials, and a reasonably detailed explanation of the purpose of such transfer. The Parties agree that any such exchanged Materials will be used in compliance with Law and the terms and conditions of this Agreement, and will not be reverse engineered or chemically analyzed, except as required for the purpose agreed to by the Parties and stated in the relevant Collaboration Material Transfer Agreement. Celgene will only use the Materials for the applicable purpose and no other purpose.

3.7.2 License; Ownership. Effective at the time that Company provides any Materials to Celgene as provided in Section 3.7.1(b), and to the extent not separately licensed under this Agreement, Company hereby grants to Celgene a non-exclusive license under the Patents and Know-How Controlled by Company and its Affiliates (including the Company IP) to use such Materials solely for the purposes set forth in the applicable Collaboration Material Transfer Agreement. Except as otherwise provided under this Agreement (or a Global License Agreement), all such Materials delivered by Company and its Affiliates to Celgene will remain the sole property of Company and its Affiliates, will only be used by Celgene in furtherance of the purposes set forth in the applicable Collaboration Material Transfer Agreement, and will, at Company’s option, be returned to Company or destroyed upon the earliest of (a) termination of this Agreement, (b) completion of the purposes set forth in the applicable Collaboration Material Transfer Agreement, or (c) discontinuation of the use of such Materials by Celgene. Effective at the time that Celgene provides any Celgene Compounds to Company as provided in Section 3.7.1(a) and 2.3.8, as applicable, and to the extent not separately licensed under this Agreement, Celgene hereby grants to Company a non-exclusive license under the Patents and Know-How Controlled by Celgene and its Affiliates to use such Celgene Compounds solely for the purposes set forth in the applicable Collaboration Material Transfer Agreement. Except as otherwise provided under this Agreement, all such Celgene Compounds delivered by Celgene to Company will remain the sole property of Celgene, will only be used by Company in furtherance of the purposes set forth in the applicable Collaboration Material Transfer Agreement, and will be, at Celgene’s option, returned to Celgene or destroyed upon the earliest of (a) termination of this Agreement, (b) completion of the purpose set forth in the applicable Collaboration Material Transfer Agreement, or (c) discontinuation of the use of such Celgene Compounds by Company.

3.8 Compliance Provisions.

3.8.1 General. Each Party will conduct, and will ensure that its Affiliates and Third Party contractors conduct, all activities hereunder, including all Development and Manufacture of Collaboration Candidates and Collaboration Products and any activities under a Collaboration Material Transfer Agreement, in compliance with all Laws, and each Party will promptly notify the other Party in writing of any deviations from Laws. In addition, each Party hereby certifies that it and its Affiliates have not, and, to its knowledge, any Third Party subcontractors have not, employed or otherwise used in any capacity, and will not employ or otherwise use in any capacity, the services of any Person (a) debarred under United States law

(including Section 21 U.S.C. 335a) or any foreign equivalent thereof, or (b) that is the subject of an FDA debarment investigation or proceeding (or similar proceeding by any Regulatory Authority outside the United States), in each case, in performing any portion of the activities (i) hereunder, including any Development and Manufacture of Collaboration Candidates and Collaboration Products, or (ii) under a Collaboration Material Transfer Agreement. Each Party will notify the other Party in writing immediately if any such debarment comes to its attention, and will, with respect to any Person so debarred promptly remove such Person from performing any such activities, function or capacity related to any such activities.

3.8.2 Animal Research. Without limiting the provisions of Section 3.8.1, if animals are used in the Development of Collaboration Candidates or Collaboration Products, or activities under a Collaboration Material Transfer Agreement, then each Party will comply, and will ensure that its Affiliates and Third Party contractors comply, with the U.S. Animal Welfare Act and any other Laws relating to the care and use of laboratory animals. Each Party encourages the other Party to use the highest standards, such as those set forth in the Guide for the Care and Use of Laboratory Animals (NRC, 1996), for the humane handling, care and treatment of such research animals. Any animals which are used in the course of the activities hereunder or under a Collaboration Material Transfer Agreement, or products derived from those animals, such as eggs or milk, will not be used for food purposes, nor will these animals be used for commercial breeding purposes.

3.8.3 Use of Human Materials. Without limiting the provisions of Section 3.8.1, if any human cell lines, tissue, human clinical isolates or similar human-derived materials (the “Human Materials”) are to be collected or used in the activities hereunder or activities under a Collaboration Material Transfer Agreement, Company covenants (a) that it will comply, and will ensure that its Affiliates comply, and will use commercially reasonable efforts to ensure that its Third Party contractors comply, with all Laws relating to the collection or use of the Human Materials, and (b) that it has obtained, or will obtain, and will use commercially reasonable efforts to ensure that its Affiliates and Third Party contractors have obtained or will obtain, all necessary approvals and appropriate informed consents, in writing, for the collection or use of such Human Materials. Each party will provide documentation of such approvals and consents to the other Party upon such other Party’s request. Each Party further represents and warrants that such Human Materials may be used as contemplated in this Agreement without any obligations to the individuals or entities (“Providers”) who contributed the Human Materials, including any obligations of compensation to such Providers or any other Third Party for the intellectual property associated with, or commercial use of, the Human Materials for any purpose. Without limiting the foregoing, to the extent a Party (or its Affiliates or Third Party contractors) will be providing the other Party with access to Protected Health Information (“PHI”), as defined by HIPAA (or similar Law outside the United States, as applicable), about subjects in connection with any Clinical Trial under a Collaboration Program, such Party agrees, represents and warrants that it has obtained or will obtain (prior to providing such PHI access to such other Party) from each such subject an authorization in compliance with applicable Data Protection Laws sufficient to allow such Party to provide such information to such other Party for access, license and use by such other Party as set forth herein, or, to the extent applicable, waiver of authorization from an institutional review board or privacy board.

3.8.4 Compliance with Ethical Business Practices. By signing this Agreement, each Party agrees to conduct the activities contemplated herein (including activities under any Collaboration Material Transfer Agreement), and to ensure that its Affiliates conduct the activities contemplated herein, and to use commercially reasonable efforts to ensure that its sublicensees and Third Party contractors conduct the activities contemplated herein, in a manner consistent with both Laws and good business ethics.

3.8.5 Governments and International Public Organizations. Without limitation of the foregoing, each Party represents and warrants that none of its employees, agents, officers or other members of its management (or any employees, agents, officers or other members of management of any of its Affiliates, sublicensees or Third Party contractors) are officials, officers, agents or representatives of any government or public international organization. Neither Party will make any payment, and will ensure that its Affiliates do not make any payment, and will use commercially reasonable efforts to ensure that its sublicensees and Third Party contractors do not make any payment, either directly or indirectly, of money or other assets, including any compensation Company derives from this Agreement (hereinafter collectively referred to as a “Payment”), to government or political party officials, officials of public international organizations, candidates for public office, or representatives of other businesses or Persons acting on behalf of any of the foregoing (hereinafter collectively referred to as “Officials”) where such Payment would constitute a violation of any Law. In addition, regardless of legality, neither Party will knowingly make any Payment, and will ensure that its Affiliates do not make any Payment, and will use commercially reasonable efforts to ensure that its Third Party contractors do not make any Payment, either directly or indirectly, to Officials if such Payment is made for the purpose of influencing decisions or actions with respect to the subject matter of this Agreement or any other aspect of such Party’s business.

3.8.6 Anti-Bribery Policies and Procedures. By executing this Agreement, each Party represents, warrants, or covenants that it has adopted or will adopt, prior to commencement of a Clinical Trial under the Collaboration, policies, procedures and processes (collectively, “Anti-Bribery Policies”) to ensure compliance by such Party and its Affiliates with anti-bribery Laws, such as the United States Anti-Kickback Statute, Foreign Corrupt Practices Act and the UK Bribery Act, each as applicable. Each Party further represents and warrants that such Anti-Bribery Policies ensure that any fees or other transfers of value paid by such Party, its Affiliates or Third Party contractors to healthcare professionals and healthcare providers shall reflect the fair market value for the services rendered.

3.8.7 No Authority. Company acknowledges that no employee of Celgene or its Affiliates will have authority to give any direction, either written or oral, relating to the making of any commitment by Company or its agents to any Third Party in violation of terms of this Agreement.

3.8.8 Exclusions Lists. Neither Party will knowingly use (and each Party will cause its Affiliates and Third Party contractors not to use) any Person (including any employee, officer, director or Third Party contractor) who is (or has been) on the Exclusions Lists, or who is (or has been) in Violation, in the performance of any activities hereunder (or under a Collaboration Material Transfer Agreement). Each Party certifies to the other Party that, as of the Collaboration Effective Date, such Party has screened itself, and its officers and directors

(and its Affiliates and Third Party contractors and their respective officers and directors) against the Exclusions Lists and that it has informed the other Party in writing whether such Party, or any of its officers or directors (or any of its Affiliates or Third Party contractors or any of their respective officers and directors) has been in Violation. After the execution of this Agreement, each Party will notify the other Party in writing immediately if any such Violation comes to its attention.

3.9 Global License Agreement. Notwithstanding the foregoing provisions of this Article 3, if a Global License Agreement is entered into with respect to a given Collaboration Program, then, except as otherwise expressly set forth in such Global License Agreement, Company’s (and its Affiliates’ and subcontractors’) conduct of such Collaboration Program hereunder will cease, and the provisions of such Global License Agreement will control with respect to such Collaboration Program. In the event of a conflict between any Global License Agreement and this Agreement, any Collaboration Material Transfer Agreement or other agreement between the Parties or their Affiliates, the terms of such Global License Agreement will control. For the avoidance of doubt, except to the extent provided in the applicable Global License Agreement, Company shall not have any obligation to continue to perform Collaboration Program activities with respect to a Collaboration Program following the License Effective Date of a Global License Agreement for such Collaboration Program.

ARTICLE 4

OPT-IN

4.1 Opt-in Grant. Subject to the terms and conditions of this Agreement, on a Collaboration Program-by-Collaboration Program basis, Company hereby grants to Celgene the exclusive right, exercisable at any time during the applicable Opt-in Term, to enter into a Global License Agreement with respect to such Collaboration Program on the terms and conditions set forth in the applicable Global License Agreement (each, an “Opt-in”). Notwithstanding anything to the contrary in this Agreement or any Global License Agreement, including the use of the term “opt-in” (or any derivation thereof), the Parties agree that the Opt-in is not treated as an option for U.S. federal (or applicable state or local) income tax purposes, and furthermore agree not to take any position inconsistent with the foregoing.

4.2 Opt-in Exercise. On a Collaboration Program-by-Collaboration Program basis, during the applicable Opt-in Term, Celgene will have the right, but not the obligation, to exercise the Opt-in for such Collaboration Program, in its sole discretion, by delivering written notice of such exercise to Company (in each case, the “Opt-in Exercise Notice”). Within [***] following delivery of an Opt-in Exercise Notice, and subject to Section 4.4, each of Celgene (or any Affiliate(s) designated by Celgene) and Company will enter into a Global License Agreement with respect to such Collaboration Program, and will update the exhibits and schedules thereto; provided, that no such update may disclose as an exception to Company’s representations and warranties in the Global License Agreement any item that was not identified as such in the Drug Candidate Data Package for such Collaboration Program, other than new items resulting from occurrences during the intervening period or knowledge acquired during the intervening period; provided, that if any such new items are provided less than [***] prior to the expiration of the Review Period, the Review Period shall be extended as necessary to permit Celgene no fewer than [***] to consider such additional disclosures. On a Collaboration Program-by-Collaboration Program basis, if Celgene fails to provide its Opt-in Exercise Notice before the expiration of the applicable Opt-in Term, then Celgene’s Opt-in will expire with respect to such Collaboration Program, and Celgene shall have no further rights with respect to such Collaboration Program.

4.3 Covenant. Company and its Affiliates will not (a) assign, transfer, convey, encumber (including any liens or charges) or dispose of, or enter into any agreement with any Third Party to assign, transfer, convey, encumber (including any liens or charges) or dispose of, any assets related to a Collaboration Program, including with respect to any such Collaboration Program’s Collaboration Target, Collaboration Candidates, Collaboration Products, Collaboration IP or other Company IP (the “Collaboration Program Assets”), (b) license or grant to any Third Party, or agree to license or grant to any Third Party, any rights to any Collaboration Program Assets, or (c) disclose any Confidential Information relating to the Collaboration Program or any Collaboration Program Assets to any Third Party, if in each case ((a), (b), and (c)) such activity would impair or conflict in any respect with any of the rights or licenses granted to Celgene hereunder, including the Opt-ins and the licenses that would be granted under any Global License Agreement. For clarity, this Section 4.3 is not intended to prevent Company or its Affiliates from entering into agreements with subcontractors in the ordinary course of business and in accordance with Section 3.5.

4.4 Government Approvals.

4.4.1 Efforts. Each of Company and Celgene will use its commercially reasonable good faith efforts, consistent with Law, to eliminate any concern on the part of any Governmental Authority regarding the legality of any proposed Global License Agreement under any Antitrust Law, including, if required by federal or state antitrust authorities, promptly taking commercially reasonable steps to secure government antitrust clearance, including cooperating in good faith with any government investigation, including by making an appropriate response to any request (including a second request) by a Governmental Authority for documents or information or, subject to the mutual agreement of the Parties, amending the applicable Global License Agreement as requested by a Governmental Authority. Notwithstanding the foregoing, this Section 4.4.1 and the term “commercially reasonable good faith efforts” and “commercially reasonable steps” do not require that either Party (a) offer, negotiate, commit to or effect, by consent decree, hold separate order, trust or otherwise, the sale, divestiture, license or other disposition of any capital stock, assets, rights, products or businesses of Company, Celgene or their respective Affiliates, (b) agree to any restrictions on the businesses of Company, Celgene or their respective Affiliates, or (c) pay any amount or take any other action to prevent, effect the dissolution of, vacate, or lift any decree, order, judgment, injunction, temporary restraining order, or other order in any suit or proceeding that would otherwise have the effect of preventing or delaying the transactions contemplated by any proposed Global License Agreement.

4.4.2 Antitrust Filings. At the written request of Celgene, each of Company and Celgene will, or will cause their applicable Affiliate(s) to, within [***] after the execution of a Global License Agreement (or such later time as may be agreed to in writing by the Parties) prepare and file with the U.S. Federal Trade Commission (“FTC”) and the Antitrust Division of the U.S. Department of Justice (“DOJ”) any HSR Filing required of such Party under the HSR Act and any other filings, notices, applications or other submissions required of it under Antitrust

Laws (collectively, “Antitrust Filings”), in each case the necessity of which has been determined in the reasonable opinion of Celgene with respect to the transactions contemplated by such Global License Agreement. The Parties will cooperate with one another to the extent necessary in the preparation of any such Antitrust Filings. Each Party will be responsible for its own costs, expenses, and filing fees associated with any Antitrust Filing; provided, however, that Celgene will pay all fees (other than penalties that may be incurred as a result of actions or omissions on the part of a Party, which penalties will be the sole financial responsibility of such Party) required to be paid to any Governmental Authority in connection with making any such Antitrust Filing. If the Parties make any Antitrust Filing(s) under this Section 4.4.2, each of Company and Celgene will have the right to terminate the relevant Global License Agreement immediately upon written notice to the other Party, in the event that (a) the FTC or DOJ obtains a preliminary injunction under the HSR Act against the Parties to enjoin the transactions contemplated by such Global License Agreement or any other Governmental Authority enjoins the transactions contemplated by such Global License Agreement in accordance with Antitrust Laws, or (b) the HSR Clearance Date has not occurred and any other applicable antitrust clearances have not been obtained on or prior to [***] after the execution date of the Global License Agreement. Notwithstanding anything to the contrary contained herein, except for the terms and conditions of this Section 4.4.2, none of the terms and conditions contained in the applicable Global License Agreement (including the obligation for Celgene to make any payments thereunder, as well as the obligation of Celgene to pay the Opt-in Exercise Fee hereunder), will be effective until the “License Effective Date,” which is agreed and understood to mean the later of (i) the date of execution of the Global License Agreement, or (ii) if a determination is made by Celgene pursuant to this Section 4.4.2 that any Antitrust Filing(s) is required, the receipt of any such required antitrust clearance(s). As used herein: (A) “HSR Clearance Date” means the earliest date that all applicable waiting periods under the HSR Act with respect to the transactions contemplated by a Global License Agreement have expired or have been terminated; and (B) “HSR Filing” means a filing by Company and Celgene or their ultimate parent entities (as that term is defined in the HSR Act) with the FTC and the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in the Global License Agreement, together with all required documentary attachments thereto.

4.4.3 Information Exchange. Each of Company and Celgene will, in connection with any Antitrust Filing: (a) reasonably cooperate with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (b) keep the other Party or its counsel informed of any communication (and if in writing, provide a copy to the other Party or its counsel) received by such Party from, or given by such Party to, the FTC, the DOJ or any other Governmental Authority or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated by any proposed Global License Agreement; (c) consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Governmental Authority or, in connection with any proceeding by a private party, with such private party, and to the extent permitted by the FTC, the DOJ or such other Governmental Authority or such private party, give the Parties or their counsel the opportunity to attend and participate in such meetings and conferences; and (d) permit the other Party or its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Governmental Authority, or, in connection with any proceeding by a private party, to such private party; provided, that (i) materials may be redacted to remove references concerning the valuation of the business of Company or any Collaboration Program, and (ii) neither Party is required to share with the other Party its HSR Filing and the documents produced by such Party in response to Items 4c or 4d of its HSR Filing. Company and Celgene, as each deems advisable and necessary, may designate any competitively sensitive material to be provided to the other under this Section 4.4.3 as “Antitrust Counsel Only Material”. Such materials and the information contained therein will be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Company or Celgene, as the case may be) or the applicable Party’s legal counsel.

4.4.4 Assistance. Subject to this Section 4.4, at the reasonable request of Celgene, Company and Celgene will cooperate and use respectively all reasonable efforts to make all other registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications, authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated by a Global License Agreement in accordance with applicable Antitrust Laws.

4.4.5 No Further Obligations. If a Global License Agreement is terminated pursuant to this Section 4.4, then, notwithstanding any provision in this Agreement to the contrary, neither Party will have any further obligation to the other Party with respect to the subject matter of such Global License Agreement, including any payment obligations on the part of Celgene.

ARTICLE 5

EXCLUSIVITY

5.1 Prior to Opt-in. On a Collaboration Program-by-Collaboration Program basis, prior to the expiration of the Opt-in Term for such Collaboration Program, Company and its Affiliates will not (and Company will ensure that its Affiliates do not): (a) alone or with or for any Third Party, Develop (including drug discovery, screening or pre-clinical or clinical research), Manufacture or Commercialize any Collaboration Competing Product that is Directed to the Collaboration Target for such Collaboration Program, in each case, other than in performance of Collaboration activities under this Agreement; (b) grant a license, sublicense, option or other rights to any Third Party to conduct any of the activities in the foregoing clause (a), other than in performance of Collaboration activities under this Agreement; or (c) transfer, assign, convey or otherwise sell any Collaboration Competing Product that is Directed to the Collaboration Target for such Collaboration Program, or any rights in any such Collaboration Competing Product, or grant an option to do any of the foregoing. Notwithstanding anything herein to the contrary, in the event of a Change of Control of Company, the restrictions set forth in this Section 5.1 shall not apply to any Collaboration Competing Product Controlled by the Acquiring Entity on or after the date of such Change of Control of Company provided that, from and after the Change of Control, such Acquiring Entity Segregates the applicable Collaboration Competing Product.

5.2 Post Opt-in.

5.2.1 By Company and its Affiliates. Without limiting Section 5.1, if Celgene exercises its Opt-in with respect to a particular Collaboration Program, Company agrees and acknowledges that it (and its Affiliates) will be bound by the exclusive license and the other exclusivity provisions set forth in the applicable Global License Agreement for such Collaboration Program; provided, however, that the provisions of Section 5.1 shall remain in force until the occurrence of the License Effective Date for such Global License Agreement.

5.2.2 By Celgene and its Affiliates. If Celgene exercises its Opt-in with respect to a particular Collaboration Program, then from and after the occurrence of the License Effective Date for the relevant Global License Agreement, Celgene agrees and acknowledges that Celgene (and its Affiliates) will be bound by the exclusivity provisions set forth in the applicable Global License Agreement with respect to such Collaboration Program.

ARTICLE 6

FINANCIAL TERMS

6.1 Upfront Payment. In consideration for the rights granted to Celgene under this Agreement, Celgene will pay to Company within [***] after the Collaboration Effective Date a one-time irrevocable, non-refundable upfront payment of Eighty Million, Four Hundred Fifty-Four Thousand and Five Hundred Fifty U.S. Dollars ($80,454,550.00).

6.2 Opt-in Exercise Fees. Subject to Section 4.4, in the event that Celgene exercises its Opt-in for a given Collaboration Program, Celgene will, within [***] after the License Effective Date for the Global License Agreement for such Collaboration Program, pay to Company a payment in the amount of the Opt-in Exercise Fee for such Collaboration Program. For the avoidance of doubt, Celgene will only be obligated to pay the Opt-in Exercise Fee [***] for a given Collaboration Program regardless of the number of Collaboration Candidates or Drug Candidates under such Collaboration Program. As used herein, the term “Opt-in Exercise Fee” means:

6.2.1 With respect to the AHR Program, an amount equal to (a) fifty million Dollars ($50,000,000), if the first IND Acceptance for a Collaboration Candidate within such Collaboration Program occurs on or prior to January 31, 2020; or (b) [***]; and

6.2.2 With respect to the Kynureninase Program, an amount equal to (a) [***], or (b) forty million Dollars ($40,000,000) if the first IND Acceptance for a Collaboration Candidate within such Collaboration Program occurs after July 31, 2020.

6.3 Other Amounts Payable. With respect to any amounts owed under this Agreement for which no other invoicing and payment procedure is specified in this Agreement, Company or Celgene, as applicable, will provide an invoice, together with reasonable supporting documentation, to the other Party for such amounts owed. Such Party will pay any undisputed amounts within [***] after receipt of the invoice, and will pay any disputed amounts owed by such Party within [***] of resolution of the Dispute.

6.4 Collaboration Program Payment Terms After Opt-in. All payments applicable to a Collaboration Program with respect to which Celgene has exercised its Opt-in hereunder (other than payment of the Opt-in Exercise Fee hereunder and any other accrued payment obligations hereunder), including milestone, royalties and other payments, shall be made pursuant to the applicable Global License Agreement, on the terms and conditions set forth therein.

6.5 Additional Payment Terms.

6.5.1 Accounting. All payments hereunder will be made in U.S. Dollars by wire transfer to a bank designated in writing by Company (if the payment is to be made to Company) or by Celgene (if the payment is to be made to Celgene).

6.5.2 Taxes; Withholding.

(a) Generally. Each Party will pay any and all taxes levied on account of all payments it receives under this Agreement, except as otherwise provided in this Section 6.5.2.

(b) Tax Withholding. Each Party will be entitled to deduct and withhold from any amounts payable under this Agreement such taxes as are required to be deducted or withheld therefrom under any provision of Law. The Party that is required to make such withholding (the “Paying Party”) will: (i) deduct those taxes from such payment; (ii) timely remit the taxes to the proper taxing authority; and (iii) send evidence of the obligation together with proof of tax payment to the other Party (the “Payee Party”) on a timely basis following that tax payment. Each Party agrees to reasonably cooperate with the other Party in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty which is in effect to ensure that any amounts required to be withheld pursuant to this Section 6.5.2(b) are reduced in amount to the fullest extent permitted by Law. In addition, the Parties will cooperate in accordance with Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) in connection with this Agreement.

(c) Tax Gross Up. Notwithstanding the foregoing, if (i) the Paying Party redomiciles, assigns its rights or obligations or extends its rights under this Agreement, (ii) as a result of such redomiciliation, assignment or extension, the Paying Party (or its assignee) is required by Law to withhold taxes from or in respect of any amount payable under this Agreement, and (iii) such withholding taxes exceed the amount of withholding taxes that would have been applicable but for such redomiciliation, assignment or extension, then any such amount payable shall be increased to take into account such withholding taxes as may be necessary so that, after making all required withholdings (including withholdings on the additional amounts payable) the Payee Party (or its assignee) receives an amount equal to the sum it would have received had no such increased withholding been made. The obligation to pay additional amounts pursuant to the preceding sentence (1) shall not apply to the extent such increased withholding tax (x) would not have been imposed but for any assignment or extension by the Payee Party of its rights or obligations under this Agreement or any redomiciliation of such Payee Party, or (y) are attributable to the failure by the Payee Party to comply with the requirements of Section 6.5.2(d), and (2) shall be reduced by the amount of any Tax Benefit available to the Payee Party. For purposes of the preceding sentence, “Tax Benefit” shall mean any reduction or refund of, or credit against, taxes to which the Payee Party is subject as a result of withheld amounts relating to payments by the Paying Party, as determined to the reasonable mutual satisfaction of the Parties. Solely for purposes of this Section 6.5.2(c), a Party’s “domicile” shall include its jurisdiction of incorporation or tax residence and a “redomiciliation” shall include a reincorporation or other action resulting in a change in tax residence of the applicable Party or its assignee, or resulting in the attribution of any amounts payable to a branch or permanent establishment located outside the country of tax residence of the applicable Party or its assignee.

(d) Tax Documentation. Company has provided a properly completed and duly executed IRS Form W-9 to Celgene. Prior to the receipt of any payment under this Agreement, each recipient Party (and any other recipient of payments under this Agreement) shall, to the extent it is legally permitted to, provide to the other Party, at the time or times reasonably requested by such other Party or as required by Law, such properly completed and duly executed documentation (for example, IRS Forms W-8 or W-9 or foreign equivalents) as will permit payments made under this Agreement to be made without, or at a reduced rate of, withholding for taxes.

(e) Interest Due. Celgene will pay Company interest on any undisputed payments that are not paid on or before the date such payments are due under this Agreement at the per annum rate of [***] over the then-current prime rate quoted by Citibank in New York City or the maximum rate allowable by Law, whichever is lower.

(f) Blocked Payments. In the event that, by reason of Law in any country, it becomes impossible or illegal for Celgene to transfer, or have transferred on its behalf, payments owed Company hereunder, Celgene will promptly notify Company of the conditions preventing such transfer and such payments will be deposited in local currency in the relevant country to the credit of Company in a recognized banking institution designated by Company or, if none is designated by Company within a period of [***], in a recognized banking institution selected by Celgene, as the case may be, and identified in a written notice given to Company.

6.5.3 Company Third Party Agreements. For the avoidance of doubt, notwithstanding anything to the contrary herein, Company will be solely responsible for (and will reimburse Celgene for, to the extent paid or payable by Celgene or any of its Affiliates) all costs and payments of any kind (including all upfront fees, annual payments, milestone payments and royalty payments) arising under any agreements between Company (or any of its Affiliates) and any Third Party (each, a “Company Agreement”), which costs or payments arise in connection with, or as a result of, the activities under this Agreement, including the Development or Manufacture of Collaboration Candidates or Collaboration Products. On a Collaboration Program-by-Collaboration Program basis, upon the occurrence of the License Effective Date for the applicable Global License Agreement for such Collaboration Program, the responsibility of each Party for all costs and payments of any kind (including all upfront fees, annual payments, milestone payments and royalty payments) arising under any Company Agreement with respect to such Collaboration Program shall be governed in accordance with and pursuant to the terms of the applicable Global License Agreement.

ARTICLE 7

LICENSES; INTELLECTUAL PROPERTY

7.1 License to Celgene. On a Collaboration Program-by-Collaboration Program basis, Company hereby grants to Celgene a non-exclusive, worldwide, fully paid-up, non-transferable (other than in accordance with Section 13.4) royalty-free right and license, with the right to grant sublicenses solely to Affiliates and subcontractors performing on behalf of Celgene, under the Company IP, for Celgene to conduct the Development and Manufacturing activities under such Collaboration Program in accordance with this Agreement, if any, that (i) the Parties mutually agree should be conducted or (ii) are expressly permitted in this Agreement to be conducted by Celgene.

7.2 Licenses to Company.

7.2.1 Celgene Collaboration IP. On a Collaboration Program-by-Collaboration Program basis, during the Collaboration Term, Celgene hereby grants to Company a non-exclusive, worldwide, fully paid-up, royalty-free right and license, with the right to grant sublicenses to Company’s Affiliates and subcontractors performing on Company’s behalf in accordance with this Agreement, under the Celgene Collaboration IP for Company to conduct its activities and perform under such Collaboration Program in accordance with this Agreement. With respect to Celgene Collaboration IP that also Covers the manufacture, use, offer for sale, sale or importation of any Celgene Compound, such license shall not include a license to make, manufacture, use, offer for sale, sell or import such Celgene Compound, except as mutually agreed in writing between the Parties. Upon such mutual agreement by the Parties for Company to perform any Development of any Celgene Compound, the Parties may negotiate an appropriate license with respect to such Celgene Compound on terms and conditions set forth under a separate agreement.

7.2.2 Celgene Background IP. In the event that Company desires to utilize any Celgene Background IP for the performance of a Collaboration Program (other than rights to use Celgene Compounds that are provided by Celgene to Company, which rights are governed by Section 3.7.1), Company may request such right in writing from Celgene (which writing will identify the particular Celgene Background IP that Company would like to use), and if Celgene agrees, in its sole discretion, the Parties will negotiate and enter into a separate agreement setting forth the terms and conditions under which Company may utilize such Celgene Background IP.

7.3 Rights Retained by the Parties. For the avoidance of doubt, each Party retains all rights under Know-How and Patents Controlled by such Party not expressly granted to the other Party pursuant to this Agreement.

7.4 No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party will be deemed by estoppel, implication or otherwise to have granted to the other Party any license or other right to any intellectual property of such Party.

7.5 Section 365(n) of the Bankruptcy Code. All licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined in Section 101 of the Bankruptcy Code. Each Party, as licensee, may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, if a Party elects to retain its rights as a licensee under any Bankruptcy Code, such Party will be entitled to complete access to any technology licensed to it hereunder and all embodiments of such technology. Such embodiments of the technology will be delivered to the licensee Party not later than: (a) the commencement of bankruptcy proceedings against the licensor, upon written request, unless the licensor elects to perform its obligations under this Agreement; or (b) if not delivered under Section 7.5(a), upon the rejection of this Agreement by or on behalf of the licensor, upon written request. Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code. As used herein, “Bankruptcy Code” means the U.S. Bankruptcy Code and any foreign equivalent thereto in any country having jurisdiction over a Party or its assets.

7.6 Ownership.

7.6.1 Inventions.

(a) Inventorship of Inventions will be determined by application of U.S. patent law pertaining to inventorship.

(b) Notwithstanding anything to the contrary in this Agreement, each Party will have the right to invoke the America Invents Act Joint Research Agreement exception codified at 35 U.S.C. § 102(c) (the “JRA Exception”) when exercising its rights under this Agreement, but only with prior written consent of the other Party in its sole discretion. In the event that a Party intends to invoke the JRA Exception, once agreed to by the other Party if required by the preceding sentence, it will notify the other Party and the other Party will cooperate and coordinate its activities with such Party with respect to any filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. § 100(h).

7.6.2 Background IP.

(a) Company. As between the Parties, Company will retain all right, title and interest in and to all Company Background IP, and no rights or licenses are granted to Celgene hereunder with respect to any Company Background IP, except, in each case, to the extent that any such rights are licensed or granted to Celgene under this Agreement or any Global License Agreement. Company will ensure that Company Background IP remains unencumbered such that Company has the full rights to grant the rights and licenses to such Company Background IP to Celgene hereunder (and under any Global License Agreement), including the Opt-ins. In the event that there is any Company Background IP that is not owned solely by Company, Company will ensure that such Company Background IP remains unencumbered and that the Person owning such Company Background IP grants appropriate rights and licenses to Company to such Company Background IP, in each case, in order to enable Company to fulfill its obligations hereunder and under any Global License Agreement and to grant the rights and licenses to Celgene hereunder and thereunder (including the rights set forth in Section 4.1 and this Article 7). Company will ensure that no Know-How or Patents that are owned by any Third Party are utilized in the performance of a Collaboration Program unless and until Company has secured sublicenseable rights and licenses from such Third Party pursuant to a written agreement with such Third Party.

(b) Celgene. As between the Parties, Celgene will retain all right, title and interest in and to all Celgene Background IP (including all rights to Prosecute and Maintain, and enforce any such Celgene Background IP), and, no rights or licenses are granted to Company hereunder with respect to any Celgene Background IP, except, in each case, as stated in Section 7.2.

7.6.3 Collaboration IP.

(a) Company Collaboration IP. As between Company and Celgene, Company will solely own all Company Collaboration IP. Company will ensure that all Patents, Know-How and other intellectual property within the Company Collaboration IP remains unencumbered such that Company has the full rights to grant the rights and licenses to the Company Collaboration IP to Celgene hereunder (and under any Global License Agreement), including the Opt-ins. In the event that there is any Company Collaboration IP that is discovered, generated, invented, made, conceived or reduced to practice by any Third Party (or jointly by Company (or its Affiliate) and any Third Party), then Company will ensure that such Third Party assigns or licenses all right, title and interest in and to such Company Collaboration IP to Company in accordance with the Subcontracting Essential Provisions. Company will ensure that no Third Party performs any activities under any Collaboration Program unless and until such Third Party has agreed to the Subcontracting Essential Provisions.

7.6.4 Celgene Collaboration IP. As between Company and Celgene, Celgene shall solely own all Celgene Collaboration IP.

7.6.5 Joint Collaboration IP. Both Parties shall jointly own all Joint Collaboration IP, such that each Party has an undivided [***] interest in such Joint Collaboration IP, with no duty of accounting to the other Party and no requirement to obtain consent from the other Party in connection with any exploitation of such Joint Collaboration IP or licenses granted by either Party to Third Parties with respect to such Joint Collaboration IP.

7.7 Cooperation. Each Party will cause its Affiliates, employees, consultants, sublicensees, agents and contractors to assign to such Party such Person’s right, title and interest in and to any and all Collaboration IP, and intellectual property rights therein, and to take such other actions as is necessary to enable such Party to fully effect and perfect the ownership of Collaboration IP, and intellectual property rights therein, as provided for in Section 7.6. Company will also include provisions in its relevant agreements with Third Parties performing activities on its behalf pursuant to this Agreement that effect the intent of this Section 7.7.

7.8 Prosecution and Maintenance of Patents.

7.8.1 Company Patents.

(a) Pre-Opt-in Exercise. Subject to University of Texas Austin’s rights under the UT License (with respect to the Kynureninase Program):

(i) Company First Right. Subject to Section 7.8.1(b), Company will have the first right (but not the obligation) to Prosecute and Maintain the Company Background Patents and Company Collaboration Patents; provided, that Company will be required to, and will, at a minimum, Prosecute and Maintain the Company Background Patents and Company Collaboration Patents in the Primary Patent Countries, to the extent possible under the Paris convention. Company will not be required to Prosecute and Maintain the Company Background Patents and Company Collaboration Patents in Primary Patent Countries where the claimed invention would not be considered patentable subject matter. Company will keep Celgene informed as to material developments with respect to the Prosecution and Maintenance of such Patents including by providing copies of all substantive office actions or any other substantive documents to or from any patent office, including notice of all interferences, reissues, reexaminations, inter partes reviews, post grant proceedings, oppositions or requests for patent term extensions. Company will also provide Celgene with a reasonable opportunity to comment substantively on the Prosecution and Maintenance of such Patents prior to taking material actions (including the filing of initial applications), and will in good faith consider any comments made by and actions recommended by Celgene; provided, however, that Celgene does so consistent with any applicable filing deadlines.

(ii) Celgene Back-Up Right. If Company, in any country, decides not to file a Company Background Patent or Company Collaboration Patent or intends to allow such Patent to lapse or become abandoned without having first filed a substitute, it will notify and consult with Celgene of such decision or intention at least [***] prior to the date upon which the subject matter of such Patent will become unpatentable or such Patent will lapse or become abandoned, and Celgene will thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at Celgene’s expense with counsel of its choice (or, alternatively, Celgene may direct Company to Prosecute and Maintain such Patent in such country, and will reimburse Company for its reasonable out-of-pocket costs in connection therewith). For clarity, the provisions of this Section 7.8.1(a)(ii) will not limit Company’s obligations to Prosecute and Maintain the Company Background Patents and Company Collaboration Patents in the Primary Patent Countries as set forth in Section 7.8.1(a)(i).

(b) Post-Opt-in Exercise. On a Collaboration Program-by-Collaboration Program basis, after Celgene’s exercise of its Opt-in with respect to such Collaboration Program and the License Effective Date for the applicable Global License Agreement, Prosecution and Maintenance of the Company Background Patents and Company Collaboration Patents licensed under the Global License Agreement applicable to such Collaboration Program will be in accordance with such Global License Agreement. In the event that a given Company Background Patent or Company Collaboration Patent relates to multiple Collaboration Programs, then the provisions of this Section 7.8.1(b) will control over the provisions of Section 7.8.1(a).

7.8.2 Celgene Patents. As between the Parties, Celgene shall have the sole right (but not the obligation) to Prosecute and Maintain all (i) Patents constituting Celgene Background IP and (ii) Celgene Collaboration Patents. For the avoidance of doubt, and notwithstanding anything else herein to the contrary, Celgene shall have the sole right to make any representations to any patent office in any jurisdiction with respect to Celgene Compounds.

7.8.3 Joint Patents.

(a) No Opt-in Exercise. Subject to Section 7.8.3(b), on a Collaboration Program-by-Collaboration Program basis, the provisions of this Section 7.8.3(a) will apply with respect to Joint Collaboration Patents for such Collaboration Program prior to the exercise of Celgene’s Opt-in with respect to such Collaboration Program and the License Effective Date for the applicable Global License Agreement or if Celgene does not exercise its Opt-in with respect to such Collaboration Program.

(i) Company First Right. Subject to Section 7.8.3(b), Company will have the first right (but not the obligation) to Prosecute and Maintain the Joint Collaboration Patents; provided, that Company will be required to, and will, at a minimum, Prosecute and Maintain the Joint Collaboration Patents in the Primary Patent Countries. Company will keep Celgene informed as to material developments with respect to the Prosecution and Maintenance of such Patents including by providing copies of all substantive office actions or any other substantive documents to or from any patent office, including notice of all interferences, reissues, reexaminations, inter partes reviews, post grant proceedings, oppositions or requests for patent term extensions. Company will also provide Celgene with a reasonable opportunity to comment substantively on the Prosecution and Maintenance of such Patents prior to taking material actions (including the filing of initial applications), and will in good faith consider any comments made by and actions recommended by Celgene; provided, however, that Celgene does so consistent with any applicable filing deadlines.

(ii) Celgene Back-Up Right. If Company, in any country, decides not to file a Joint Collaboration Patent or intends to allow such Patent to lapse or become abandoned without having first filed a substitute, it will notify and consult with Celgene of such decision or intention at least [***] prior to the date upon which the subject matter of such Patent will become unpatentable or such Patent will lapse or become abandoned, and Celgene will thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at Celgene’s expense with counsel of its choice (or, alternatively, Celgene may direct Company to Prosecute and Maintain such Patent in such country, and will reimburse Company for its reasonable out-of-pocket costs in connection therewith). For clarity, the provisions of this Section 7.8.3(a)(ii) will not limit Company’s obligations to Prosecute and Maintain the Joint Collaboration Patents in the Primary Patent Countries as set forth in Section 7.8.1(a)(i).

(b) Subject to Global License Agreement. On a Collaboration Program-by-Collaboration Program basis, after Celgene’s exercise of its Opt-in with respect to a particular Collaboration Program and the License Effective Date for the applicable Global License Agreement, Prosecution and Maintenance of the Joint Collaboration Patents licensed under the applicable Global License Agreement will be in accordance with such Global License Agreement. In the event that a given Joint Collaboration Patent relates to multiple Collaboration Programs, then the provisions of this Section 7.8.3(b) will control over the provisions of Section 7.8.3(a).

7.8.4 Cooperation in Prosecution and Maintenance.

(a) Further Assurances. If Celgene is responsible for the Prosecution and Maintenance of a Company Background Patent, Company Collaboration Patent or Joint Collaboration Patent in accordance with this Section 7.8.4(a), Company agrees to make its employees, agents and consultants reasonably available to Celgene (and to Celgene’s authorized attorneys, agents or representatives) to enable Celgene to undertake such Prosecution and Maintenance, and will assist in any license registration processes with applicable Governmental Authorities that may be available for the protection of Celgene’s interests in this Agreement. In addition, Company will (and will cause its employees, agents and consultants to) provide reasonable assistance to Celgene (and to Celgene’s authorized attorneys, agents or representatives) to enable Celgene to undertake such Prosecution and Maintenance, including by executing powers of attorney and other agreements for Celgene to undertake such Prosecution and Maintenance.

(b) Assistance. The Parties will reasonably cooperate with one another, through their respective Patent Liaisons, with respect to the Prosecution and Maintenance of the Company Background Patents, Company Collaboration Patents and Joint Collaboration Patents for which either Party is responsible for Prosecution and Maintenance pursuant to this Section 7.8. At either Party’s request, the Parties will cooperate with one another to file and prosecute continuing or divisional Patent applications with respect to Company Background Patents, Company Collaboration Patents and Joint Collaboration Patents, in each case that are primarily applicable to a Collaboration Target or Collaboration Candidate, as applicable.

(c) Costs of Prosecution and Maintenance. Except as otherwise expressly set forth in this Section 7.8, each Party will be responsible for all costs and expenses associated with its Prosecution and Maintenance activities under this Section 7.8 with respect to Company Background Patents and Collaboration Patents for which it is responsible pursuant to Sections 7.8.1, 7.8.2 or 7.8.3, as applicable.

7.9 Enforcement of Patents.

7.9.1 Company Patents

. (a) Prior to Exercise of Opt-in. Subject to Section 7.9.1(b), the provisions of this Section 7.9.1(a) will apply with respect to Company Background Patents and Company Collaboration Patents prior to the License Effective Date of a Global License Agreement relating to such Company Background Patents and Company Collaboration Patents.

(i) Notice. If any Party learns of an infringement or threatened infringement by a Third Party of any Company Background Patent or Company Collaboration Patent, or any such Patent is challenged in any action or proceeding, such Party will promptly notify the other Party and will provide such other Party with available evidence of such infringement, and following such notification, the Parties will confer.

(ii) Enforcement. As between the Parties, subject to the remaining provisions of this Section 7.9.1(a), Company will have the sole right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to any infringement of any Company Background Patent or Company Collaboration Patent, by counsel of its own choice, in Company’s own name and under Company’s direction and control.

(iii) Consultation. Company will keep Celgene regularly informed of the status and progress of such enforcement efforts. Company will consult with Celgene and will take comments of Celgene into good faith consideration with respect to the infringement, claim construction, or defense of the validity or enforceability of any claim in any Company Background Patent or Company Collaboration Patent.

(iv) Settlement. A settlement or consent judgment or other voluntary final disposition of a suit under this Section 7.9.1(a) may be entered into without the consent of Celgene; provided, however, that any such settlement, consent judgment or other disposition of any action or proceeding under this Section 7.9.1(a) will not, without the prior written consent of Celgene, (i) impose any liability or obligation on Celgene or any of its Affiliates, (ii) include the grant of any license, covenant or other rights to any Third Party that would conflict with or reduce the scope of the rights or licenses (including licenses that would be granted upon exercise of Opt-ins) granted to Celgene hereunder, (iii) conflict with or reduce the scope of the subject matter claimed in any such Patent, or (iv) adversely affect the interest of Celgene in any respect.

(v) Costs and Recoveries. Company will bear all costs incurred in connection with its activities under this Section 7.9.1(a). Any damages or other monetary awards recovered in any action, suit or proceeding brought under this Section 7.9.1(a) to the extent related to any Company Background Patents or Company Collaboration Patents will be shared as follows:

(1) the amount of such recovery actually received will first be applied to costs and expenses incurred by each Party in connection with such action (including, for this purpose, a reasonable allocation of expenses of internal counsel); and

(2) any remaining proceeds will be retained by Company.

(b) Post-Opt-in Exercise. On a Collaboration Program-by-Collaboration Program basis and after Celgene’s exercise of its Opt-in with respect to such Collaboration Program and the License Effective Date for the applicable Global License Agreement, enforcement of the Company Background Patents and Company Collaboration Patents licensed under the applicable Global License Agreement will be in accordance with such Global License Agreement. In the event that a given Company Background Patent or Company Collaboration Patent relates to multiple Collaboration Programs, then the provisions of this Section 7.9.1(b) will control over the provisions of Section7.9.1(a).

7.9.2 Celgene Patents. As between the Parties, Celgene shall have the sole right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to any infringement of any (i) Patents constituting Celgene Background IP and (ii) Celgene Collaboration Patents, by counsel of its own choice, in Celgene’s own name and under Celgene’s direction and control. For the avoidance of doubt, and notwithstanding anything to the contrary herein, Celgene shall have the sole right to make any representations to any administrative body, court or other judicial body in any jurisdiction with respect to Celgene Compounds.

7.10 Joint Patents.

7.10.1 Not Subject to Global License Agreement. Subject to Section 7.10.2, on a Collaboration Program-by-Collaboration Program basis, the provisions of this Section 7.10.1 will apply with respect to Joint Collaboration Patents arising out of such Collaboration Program and not subject to a Global License Agreement.

(a) Notice. If any Party learns of an infringement or threatened infringement by a Third Party of any Joint Collaboration Patent, or any such Patent is challenged in any action or proceeding, such Party will promptly notify the other Party and will provide such other Party with available evidence of such infringement, and following such notification, the Parties will confer.

(b) Enforcement. As between the Parties and subject to Section 7.10.2: (i) promptly after notice under Section 7.10.1(a) is received with respect to a Joint Collaboration Patent, the Parties shall meet to discuss whether they wish to enforce such Patent; and (ii) absent agreement within [***] and notwithstanding anything to the contrary herein, but subject to the Laws of the respective countries in which enforcement would take place, each Party shall have the right to enforce such Patent.

(c) Consultation. Each Party will keep the other Party regularly informed of the status and progress of such enforcement efforts. Each Party will consult with the other Party and will take comments of the other Party into good faith consideration with respect to the infringement, claim construction, or defense of the validity or enforceability of any claim in any Joint Collaboration Patent.

(d) Settlement. A settlement or consent judgment or other voluntary final disposition of a suit under this Section 7.10.1 may be entered into by a Party without the consent of the other Party; provided, however, that any such settlement, consent judgment or other disposition of any action or proceeding under this Section 7.10.1 will not, without the prior written consent of the other Party, (i) impose any liability or obligation on the other Party or any of its Affiliates, (ii) include the grant of any license, covenant or other rights to any Third Party that would conflict with or reduce the scope of the rights or licenses (including, with respect to Celgene, any Opt-ins) granted to the other Party hereunder, (iii) conflict with or reduce the scope of the subject matter claimed in any such Patent, or (iv) adversely affect the interest of the other Party in any respect.

(e) Costs and Recoveries. Each Party will bear its own costs incurred in connection with its activities under this Section 7.10.1. Any damages or other monetary awards recovered in any action, suit or proceeding brought under this Section 7.10.1 to the extent related to any Joint Collaboration Patents will be shared as follows:

(i) the amount of such recovery actually received will first be applied to costs and expenses incurred by each Party in connection with such action (including, for this purpose, a reasonable allocation of expenses of internal counsel); and

(ii) any remaining proceeds will be allocated between the Parties on a pro rata basis taking into consideration the relative economic losses suffered by each Party.

7.10.2 Post-Opt-in Exercise. On a Collaboration Program-by-Collaboration Program basis and after Celgene’s exercise of its Opt-in with respect to such Collaboration Program and the License Effective Date for the applicable Global License Agreement, enforcement of the Joint Collaboration Patents licensed under the applicable Global License Agreement will be in accordance with such Global License Agreement. In the event that a given Joint Collaboration Patent relates to multiple Collaboration Programs, then the provisions of this Section 7.10.2 will control over the provisions of Section 7.10.1.

7.11 Defense of Claims Brought by Third Parties. If a Party becomes aware of any actual or potential claim that the Development, Manufacture or Commercialization of any Collaboration Target, Collaboration Candidate or Collaboration Product by or on behalf of either Party pursuant to the conduct of a Collaboration Program under this Agreement infringes the intellectual property rights of any Third Party, such Party will promptly notify the other Party. In any such instance, the Parties will as soon as practicable thereafter meet (which may be through the JSC) to discuss in good faith the best response to such notice.

7.12 Common Interest Disclosures. With regard to any information or opinions disclosed in connection with the delivery of a Drug Candidate Data Package or pursuant to Section 7.8, 7.9, or 7.11 by one Party to the other Party regarding evaluation of Company IP or Joint Collaboration IP, Prosecution and Maintenance of Company IP or Joint Collaboration IP, or enforcement of intellectual property or technology by or against Third Parties, Company and Celgene agree that they have a common legal interest in determining the ownership, scope, validity or enforcement of Company IP and Joint Collaboration IP, and whether, and to what extent, Third Party intellectual property rights may affect the conduct of the Development, Manufacture and Commercialization of any Collaboration Target, Collaboration Candidate or Collaboration Product, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the Development, Manufacture or Commercialization of any Collaboration Target, Collaboration Candidate or Collaboration Product. Accordingly, the Parties agree that all such information and materials obtained by the Parties from each other will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of this Agreement. All such information and materials will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any such information and materials, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and materials. Neither Party will have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor will the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against the other Party.

7.13 Celgene Activities. Notwithstanding anything to the contrary in this Agreement, or any Global License Agreement, in no event may Company Prosecute and Maintain, or enforce, by virtue of this Agreement or any Global License Agreement any Celgene Background IP or, subject to the express rights set forth in Article 7, Celgene Collaboration IP.

ARTICLE 8

CONFIDENTIALITY

8.1 Nondisclosure. Each Party agrees that a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) will (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary information of similar kind and value, but in no event less than a reasonable degree of efforts, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted pursuant to this Article 8, and (c) not use such Confidential Information for any purpose except those expressly permitted by this Agreement or any Global License Agreement. The obligations of confidentiality, non-disclosure and non-use under this Section 8.1 will be in full force and effect during the Collaboration Term and for a period of [***] thereafter. The Receiving Party will, at the Disclosing Party’s option, return all copies of or destroy (and certify such destruction in writing) the Confidential Information of the Disclosing Party disclosed or transferred to it by the other Party pursuant to this Agreement, within [***] of the Disclosing Party’s request or the termination or expiration of this Agreement; provided, however, that a Party may retain (i) Confidential Information of the other Party to exercise rights and licenses which expressly survive such termination or expiration pursuant to this Agreement, and (ii) one (1) copy of all other Confidential Information in archives solely for the purpose of establishing the contents thereof; provided such copy shall remain subject to the confidentiality and non-use obligations hereunder. For the avoidance of doubt, (A) Materials and Company IP, to the extent constituting Confidential Information, shall be deemed to be the Confidential Information of Company and (B) Joint Collaboration IP, to the extent constituting Confidential Information, shall be deemed to be the Confidential Information of each Party.

8.2 Compound-Specific Confidential Information. Notwithstanding anything to the contrary contained herein, the Parties agree and acknowledge that solely during the term of this Agreement, any Collaboration Compound-Specific IP will be deemed to be Confidential Information of both Parties (without regard to Section 8.3), and each Party will be deemed to be the Disclosing Party with respect to the Collaboration Compound-Specific IP. As used herein, (a) the term “Collaboration Compound-Specific IP” means, with respect to a given Collaboration Program, (i) the Collaboration Target under such Collaboration Program, (ii) the Collaboration Candidates (including the structures thereof) under such Collaboration Program and the Collaboration Products under such Collaboration Program, and (iii) any other Collaboration Know-How that specifically relates to such Collaboration Target, Collaboration Candidate or Collaboration Product (including Biomarkers and research tools that specifically relate to such Collaboration Target, Collaboration Candidates or Collaboration Products); and (b) the term “Non-Collaboration Compound-Specific IP” means all Collaboration Know-How other than Collaboration Compound-Specific IP.

8.3 Exceptions.

8.3.1 General. The obligations in Section 8.1 will not apply with respect to any portion of the Confidential Information of the Disclosing Party that the Receiving Party can demonstrate by competent written evidence:

(a) was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by or on behalf of the Disclosing Party;

(b) is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to the Disclosing Party to keep it confidential or any restriction on its use;

(c) is published by a Third Party (or by a Party in accordance with Section 8.7) or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party, without any breach by the Receiving Party of its obligations hereunder; or

(d) is independently developed by or for the Receiving Party or its Affiliates without reference to or reliance upon the Disclosing Party’s Confidential Information.

Any combination of features or disclosures will not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party, and any individual feature or disclosure will not be deemed to fall within the foregoing exclusions merely because a broader or related combination of such feature or disclosure is published or available to the general public or in the rightful possession of the Receiving Party unless the individual feature or disclosure itself are published or available to the general public or in the rightful possession of the Receiving Party.

8.3.2 Residual Information. Notwithstanding anything to the contrary in this Agreement, the Receiving Party, may use any learning, skills, ideas, concepts, techniques, know-how and information, including general chemistry methodologies and general SAR (structure-activity relationship) concepts, retained in intangible form in the unaided memory of the Receiving Party’s (or its Affiliate’s) directors, employees, contractors, advisors, agents and other personnel who had access to the other Party’s Confidential Information for any purpose. For clarity, the foregoing is not intended to be a license under any Patents owned or controlled by the Disclosing Party, and no such license shall be deemed to be granted to the Receiving Party.

8.4 Authorized Disclosure.

8.4.1 Disclosure. Notwithstanding Section 8.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party in the following instances:

(a) subject to Section 8.6, to comply with Laws (including the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) or any national securities exchange) or with judicial process (including prosecution or defense of litigation), if, in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance or for such judicial process (including prosecution or defense of litigation);

(b) to governmental or other regulatory agencies to the extent reasonably necessary to carry out its responsibilities or exercise its rights under this Agreement, including to Prosecute and Maintain Patents or to gain or maintain approval to conduct Clinical Trials under this Agreement, in each case, in accordance with this Agreement; provided, that reasonable steps are taken to ensure confidential treatment of such Confidential Information (if available);

(c) to any of its officers, employees, consultants, agents, Affiliates, sublicensees or subcontractors to the extent reasonably necessary to carry out its responsibilities or exercise its rights under this Agreement (including, in the case of Celgene, the exercise of the rights and license (including the evaluation of Opt-ins) granted to Celgene hereunder and in the case of either Party, Prosecution and Maintenance of Patents in accordance with Section 7.8); provided, that each such disclosee is bound by written confidentiality non-disclosure and non-use obligations no less restrictive than those set forth in this Article 8 to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement; provided further, however, that, in each of the above situations in this Section 8.4.1(c), the Receiving Party will remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 8.4.1(c) to treat such Confidential Information as required under this Article 8; and

(d) in the case of any disclosure of this Agreement or the terms hereof, solely on a “need to know basis,” to (i) advisors (including attorneys and accountants) in connection with activities hereunder, or (ii) subject to Section 8.4.1(e), actual or bona fide potential acquirers, investment bankers, investors, lenders or other financial partners and (iii) in each case of (i) and (ii), such Third Party’s respective directors, employees, contractors and agents; provided, that in all cases (i) and (ii), prior to any such disclosure, each disclosee must be bound by written obligations of confidentiality, non-disclosure and non-use no less restrictive than the obligations set forth in this Article 8; provided, however, that in the case of prospective investment bankers, investors, lenders, or other financial partners, the term of confidentiality may be shortened to [***] from the date of disclosure and in the case of legal advisors, no written agreement will be required, which for the avoidance of doubt, will not permit use of such Confidential Information for any purpose except those permitted by this Agreement; provided, further, that, in each of the above situations in this Section 8.4.1(d), the Receiving Party will remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 8.4.1(d) to treat such Confidential Information as required under this Article 8; and

(e) in the case of any disclosure of a copy of or the terms of this Agreement to any bona fide actual or potential acquirer, or prospective investment banker, investor, lender or other financial partner, such disclosure will solely be in the form of a redacted version of this Agreement, which version will be agreed upon by the Parties in good faith, it being understood and agreed that only after negotiations with any such Third Party have progressed so that such Party reasonably and in good faith believes it is in the final (or nearly final) round of negotiations with such Third Party regarding execution of a definitive agreement with such Third Party with respect to the proposed transaction, only then may such Party provide an unredacted version of this Agreement to such Third Party.

8.4.2 Terms of Disclosure. If and whenever any Confidential Information is disclosed in accordance with this Section 8.4, such disclosure will not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement). Where reasonably possible and subject to Section 8.6, the Receiving Party will notify the Disclosing Party of the Receiving Party’s intent to make any disclosures pursuant to Section 8.4.1(a) sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information, and the Receiving Party will provide reasonable assistance to the Disclosing Party with respect thereto; provided, that, in such event, the Receiving Party will use reasonable measures to ensure confidential treatment of such information and will only disclose such Confidential Information of the Disclosing Party as is necessary for the purposes of Section 8.4.1(a), as applicable.

8.4.3 Collaboration Compound-Specific IP. Notwithstanding the provisions of Section 8.4.1, neither Party will disclose the Collaboration Compound-Specific IP without the prior written consent of the other Party, other than pursuant to Section 8.4.1(a) or Section 8.4.1(b).

8.5 Terms of this Agreement. The Parties agree that this Agreement and all of the respective terms hereof will be deemed to be Confidential Information of both Company and Celgene, and each Party agrees not to disclose any of them without the prior written consent of the other Party, except that each Party may disclose any of them in accordance with the procedures of Section 8.4 (and the provisions related thereto, including, to the extent applicable, the provisions of Section 8.6).

8.6 Securities Filings and other Disclosures Required by Law. Each Party acknowledges and agrees that the other Party may submit this Agreement to the SEC or any national securities exchange in any jurisdiction (collectively, the “Securities Regulators”), or to other Persons as may be required by Law, and if a Party does submit this Agreement to any Securities Regulators, or other Persons as may be required by Law, such Party agrees to consult with the other Party with respect to the preparation and submission of a confidential treatment request for this Agreement. Notwithstanding the foregoing, if a Party or its counsel concludes it is required by Law or any Securities Regulator to make a disclosure of the terms of this Agreement in a filing or other submission as required by Law or any Securities Regulator, and (a) such Party has provided copies of the disclosure to the other Party reasonably in advance of such filing or other disclosure under the circumstances, (b) such Party has promptly notified the other Party in writing of such requirement and any respective timing constraints, and (c) such Party has given the other Party a reasonable time under the circumstances from the date of notice by such Party of the required disclosure to comment upon and request confidential treatment for such disclosure, then such Party will have the right to make such disclosure at the time and in the manner reasonably determined by its counsel to be required by Law or any Securities Regulator. Notwithstanding the foregoing, it is hereby understood and agreed that if a Party seeks to make a disclosure as required by Law or any Securities Regulator as set forth in this Section 8.6, and the other Party provides comments within the respective time periods or constraints specified herein or within the respective notice, the Party seeking to make such disclosure or its counsel, as the case may be, will in good faith consider incorporating such comments.

8.7 Publicity.

8.7.1 Press Release. The Parties have agreed to issue a mutually agreed upon press release promptly after execution of this Agreement, a copy of which is attached hereto as Schedule 8.7.1. In all other cases, subject to this Section 8.7, each Party agrees not to, and agrees to cause their Affiliates not to, issue any press release or other public statement disclosing this Agreement, the activities hereunder, or the transactions contemplated hereby; provided, that either Party will be authorized to make any disclosure that is required by Law (including the U.S. Securities Act of 1933, as amended, and the U.S. Securities Exchange Act of 1934, as amended), the rules of any Securities Regulator, or judicial process, subject to and in accordance with Sections 8.4 and 8.6, as applicable.

8.7.2 Additional Restrictions on Disclosure. Without limiting any other restrictions on disclosure as set forth in this Article 8, on a Collaboration Program-by-Collaboration Program basis, with respect to any press release or other public statement proposed to be made by Company prior to Celgene’s exercise of the Opt-in for such Collaboration Program, if such press release or public statement discloses any information with respect to the Development, Manufacture or Commercialization of any Collaboration Targets, Collaboration Candidates or Collaboration Products that are the subject of the applicable Collaboration Program, including any information related to Clinical Trials or Regulatory Approvals with respect thereto, in each case, such press release or other public statement may not be issued without Celgene’s prior written consent, except for such disclosures by Company as required by Law (solely and to the extent Company’s counsel determines such disclosure is required by Law); provided, that in such case Company will use reasonable efforts to afford Celgene at least [***] to review any such disclosure and any comments made by Celgene within such time period will be incorporated in good faith. In the event Celgene proposes that Company use specific wording or language with respect thereto, Company will use reasonable efforts to incorporate such wording or language.

8.7.3 Previously Issued Public Statements. The contents of any press release or other public statement that has been reviewed and approved by a reviewing Party may be re-released by such reviewing Party or publishing Party without a requirement for re-approval; provided, however, that such re-release does not substantially change or expand the previously issued content.

8.8 Permitted Publications.

8.8.1 Publication. During the Collaboration Term, in the event Company or its Affiliates desires to publish or present any information with respect to the results of the Collaboration or a given Collaboration Program, including with respect to any Collaboration Target, Collaboration Candidate or Collaboration Product, Company will provide Celgene with a copy of such proposed publication or presentation no less than [***] prior to its intended submission for publication or public disclosure. Celgene will respond in writing promptly and in no event later than [***] after receipt of the proposed material, with one or more of the following:

(a) comments on the proposed material, which Company will consider in good faith;

(b) a specific statement of concern, based upon the need to seek patent protection or to block publication or public disclosure if Celgene reasonably determines that the proposed disclosure is intellectual property that should be maintained as a trade secret to protect the Collaboration or any Collaboration Target, Collaboration Candidate or Collaboration Product that is the subject of such Collaboration Program, in which event Company agrees not to submit such publication or make such presentation that contains such information until Celgene is given a reasonable period of time, and in no event less than [***], to seek patent protection for any Collaboration Know-How (in accordance with Section 7.8) in such publication or presentation which it believes is patentable or to resolve any other issues; or

(c) an identification of the other Party’s Confidential Information that is contained in the material reviewed, which Company will remove, if requested by the Celgene.

8.8.2 Re-Publication; Re-Presentation. The contents of any publication or presentation that has been reviewed and approved by Celgene may be re-released by Celgene or Company without a requirement for re-approval; provided, however, that such re-release does not substantially change or expand the previously issued content.

8.9 Use of Names. Except as otherwise expressly set forth herein, no Party (or its respective Affiliates) will use the name, trademark, trade name or logo of the other Party, its Affiliates or its or their respective employee(s) for any purposes, including in any publicity, promotion, news release or other public disclosure relating to this Agreement or its subject matter, without the prior written permission of the other Party, except, in each case, as may be required by Law, including the rules of any securities exchange or market on which a Party’s (or its Affiliate’s) securities are listed or traded.

8.10 Relationship to Existing Confidentiality Agreement. This Agreement supersedes that certain Mutual Confidentiality Agreement entered into between Company and Celgene, effective [***] (the “Existing Confidentiality Agreement”); provided, that all “Confidential Information” disclosed by the “Disclosing Party” thereunder will be deemed Confidential Information of the Disclosing Party hereunder and will be subject to the terms and conditions of this Agreement and the “Receiving Party” will be bound by and obligated to comply with such terms and conditions as if they were the Receiving Party hereunder. The foregoing will not be interpreted as a waiver of any remedies available to the “Disclosing Party” as a result of any breach, prior to the Collaboration Effective Date, by the “Receiving Party”, of its obligations pursuant to the Existing Confidentiality Agreement.

8.11 Global License Agreement. Notwithstanding the foregoing provisions of this Article 8, if a Global License Agreement is entered into with respect to a given Collaboration Program, then the provisions of such Global License Agreement will control with respect to Confidential Information related to such Collaboration Program in lieu of this Article 8; provided, that the terms of this Article 8 will in any event control with respect to any dispute, controversy or claim relating to Confidential Information disclosed pursuant to this Agreement.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES; COVENANTS

9.1 Representations and Warranties of Both Parties. Each Party hereby represents and warrants to the other Party, as of the Collaboration Effective Date, that:

(a) such Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has full corporate power and authority to enter into this Agreement, and to carry out the provisions hereof;

(b) such Party has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, or (ii) laws governing specific performance, injunctive relief and other equitable remedies;

(d) the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement or any provision thereof, or any instrument or understanding, oral or written, to which such Party (or any of its Affiliates) is a party or by which such Party (or any of its Affiliates) is bound, nor violate any Law of any Governmental Authority having jurisdiction over such Party; and

(e) it has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and any other Person required to be obtained by it as of the Collaboration Effective Date, as applicable, in connection with the execution, delivery and performance of this Agreement, except (i) as may be required to conduct Clinical Trials or to seek or obtain Regulatory Approvals or applicable Regulatory Materials, or (ii) as set forth in Section 4.4.

9.2 Representations and Warranties of Company. Company hereby represents and warrants to Celgene, as of the Collaboration Effective Date, that:

(a) Schedule 1.28 contains a complete and accurate list of all Patents owned or Controlled (by license or otherwise) by Company or its Affiliates as of the Collaboration Effective Date that are included in the Company Background Patents as of the Collaboration Effective Date and, except as set forth on Schedule 1.28, Company is the sole owner of such Patents. To Company’s Knowledge, except for the Company Background Know-How and Company Background Patents, Company and its Affiliates do not own or control (by license or otherwise) any Know-How or Patent that is necessary or, to Company’s reasonable belief, reasonably useful to Develop, Manufacture or Commercialize any Compounds;

(b) all issued Patents within the Company Background Patents are in full force and effect, and, to Company’s Knowledge, the issued Patents within the Company Background Patents are not invalid or unenforceable, in whole or in part. All Company Background Patents have been diligently Prosecuted and Maintained in accordance with all Laws in the countries in which Patents have been filed, including that all applicable fees due prior to the Collaboration Effective Date with respect thereto having been paid. Company has not received any written claims from a Third Party that any of the Company Background IP is invalid or unenforceable;

(c) the inventors of the inventions claimed in the Company Background Patents owned by Company, and to the Knowledge of Company, the inventors of the inventions claimed in the Company Background Patents licensed to Company, are properly named in such Patents. Company has obtained (or will obtain prior to their involvement in a Collaboration Program) from all Company employees and consultants who will or may be involved in the creation or development of any portion of the Company IP or who will or may be involved in activities under a Collaboration Program, written present assignments of any Inventions created or developed by such employees or consultants to Company and has complied (or will comply, as applicable) with all applicable procedures relating to such assignments under Law;

(d) Except for the agreements set forth on Schedule 9.2(d), neither Company nor any of its Affiliates has entered into any agreement under which Company or any of its Affiliates (i) has obtained a license or sublicense of rights from a Third Party to Develop, Manufacture, or Commercialize any Collaboration Target, or to any Compounds (or any products constituting, incorporating, comprising or containing any such Compound) or to research, develop, manufacture or commercialize any such Collaboration Target, Compounds or products (other than the UT License, licenses to research tools, and licenses granted by subcontractors to allow Company to use deliverables generated by such subcontractors), or (ii) has granted a license, sublicense, option or right to a Third Party that remains in effect as of the Collaboration Effective Date to Develop, Manufacture or Commercialize any Collaboration Target or Compounds (or any products constituting, incorporating, comprising or containing any such Compound) (other than licenses granted to subcontractors performing Development, Manufacturing or Commercialization activities on behalf of Company or rights retained by University of Texas Austin under the UT License);

(e) Company has taken commercially reasonable measures to protect its ownership of, or rights in, all Company IP and has not made any of its trade secrets or other material technical information that it regards as confidential or proprietary available to any other Person except pursuant to written agreements requiring such Person to maintain the confidentiality of such information or to attorneys or advisors who otherwise have a legal or ethical obligation to maintain the confidentiality of such information;

(f) neither Company nor any of its Affiliates owns or otherwise controls (through license or otherwise) any Encumbered Compounds Directed to a Collaboration Target;

(g) other than payments owed under the UT License or payments to service providers for services rendered (including sponsored research performed by academic collaborators) in connection with Company’s performance of the Collaboration Programs or its other obligations hereunder, neither Company nor any of its Affiliates are or will be, pursuant to agreements existing on the Effective Date, subject to any payment obligations to Third Parties as a result of the execution or performance of this Agreement or the transactions contemplated hereby;

(h) Company has all rights, authorizations and consents (other than government consents as set forth in Section 4.4) necessary to grant all rights and licenses it purports to grant to Celgene with respect to the Company IP (including the Opt-ins) under this Agreement or that would be granted under any Global License Agreement;

(i) neither Company nor any of its Affiliates has granted any right or license to any Third Party relating to any of the Company IP, or any Collaboration Target or Compound (or any products constituting, incorporating, comprising or containing any such Compound) that would conflict with or limit the scope of any of the rights or licenses granted to Celgene hereunder (including the Opt-ins) or that would be granted under any Global License Agreement;

(j) neither Company nor any of its Affiliates has granted any mortgage, pledge, claim, security interest, encumbrance, lien or other charge of any kind on the Company IP, and the Company IP is free and clear of all mortgages, pledges, claims, security interests, encumbrances, liens and other charges of any kind;

(k) neither Company nor its Affiliates has received any written notice from a Third Party claiming that any Patent or Know-How (including any trade secret right) owned or controlled by a Third Party would be infringed or misappropriated by the Development, Manufacture or Commercialization of any Collaboration Target, Compound or product constituting, incorporating, comprising or containing any Compound;

(l) to Company’s Knowledge, the Development, Manufacture, or Commercialization of any Collaboration Target, Compound or product constituting, incorporating, comprising or containing any such Compound, does not infringe, misappropriate or otherwise violate any intellectual property or proprietary right of any Person; provided, however, that the foregoing shall not be interpreted as a representation regarding (i) any target other than a Collaboration Target, (ii) any active pharmaceutical ingredient other than a Compound directed towards a Collaboration Target or Compound; or (iii) any drug delivery device or diagnostic product;

(m) there are no claims, judgments, settlements, litigations, suits, actions, disputes, arbitration, judicial or legal, administrative or other proceedings pending or, to Company’s Knowledge, threatened against Company or any of its Affiliates, nor to Company’s Knowledge are there any governmental investigations into Company, in each case that would be reasonably expected to adversely affect or restrict the ability of Company to consummate or perform the transactions contemplated under this Agreement (or pursuant to a Global License Agreement), or that would affect the Company IP, or Company’s Control thereof, or any Collaboration Target or Compounds or products constituting, incorporating, comprising or containing any such Compounds;

(n) neither Company nor any of its Affiliates has issued a written claim against a Third Party alleging that a Third Party is infringing or has infringed or misappropriated any Company IP, and, to Company’s Knowledge, the Company IP is not being infringed or misappropriated by any Third Party;

(o) all Development and Manufacturing activities performed by or on behalf of Company with respect to any Collaboration Target or Compounds or products constituting, incorporating, comprising or containing any such Compound, have been performed in compliance with Law (including GCP, GLP and GMP, as applicable);

(p) Company (and its Affiliates) has not employed, engaged as a consultant, or otherwise knowingly used the services in any capacity, of any Person suspended, proposed for debarment or debarred under United States law, including under 21 U.S.C. 335a or any foreign equivalent thereof;

(q) neither Company nor any of its Affiliates has obtained, or filed, any INDs, MAAs or Regulatory Approvals or any other form of regulatory application for approval of Clinical Trials, marketing or other purpose, for any Compound or products constituting, incorporating, comprising or containing any such Compound;

(r) to Company’s Knowledge, all information and data provided by or on behalf of Company to Celgene on or before the Collaboration Effective Date in contemplation of this Agreement or the transactions contemplated hereby was and is true and accurate and complete in all material respects, and Company has not failed to disclose (or cause to be disclosed), any material information or data that could reasonably be expected to cause the information and data that has been disclosed to be misleading in any material respect; and

(s) Schedule 9.2(s) contains a complete and accurate list of all Encumbered Compounds.

9.3 Covenants.

9.3.1 Mutual Covenants. Each Party hereby covenants to the other Party that:

(a) all employees of such Party or its Affiliates or Third Party subcontractors working under this Agreement will be under appropriate confidentiality provisions at least as protective as those contained in this Agreement; and

(b) such Party and its Affiliates will perform its activities pursuant to this Agreement in compliance (and will ensure compliance by any of its subcontractors) with all Laws, including GCP, GLP and GMP, as applicable.

9.3.2 Company Covenants. Company hereby covenants to Celgene that:

(a) Company will ensure that there are no mortgages, pledges, claims, security interests, encumbrances, liens or other charges of any kind granted on the Company IP, and that the Company IP remains free and clear of any mortgages, pledges, claims, security interests, encumbrances, liens and other charges of any kind;

(b) Company will ensure that all employees of Company or its Affiliates or Third Party subcontractors working under this Agreement will be under the obligation to presently assign all right, title and interest in and to their Inventions (including all Collaboration IP), whether or not patentable, to Company as the sole owner thereof, or alternatively, in the case of Third Party subcontractors, such Third Party subcontractors will have agreed to the Subcontracting Essential Provisions;

(c) neither Company nor any of its Affiliates will grant any right or license to any Third Party relating to any of the intellectual property rights it owns or controls (including the Company IP), or otherwise with respect to any Collaboration Targets, Collaboration Candidates or Collaboration Products, which conflict with any of the rights or licenses (including the Opt-ins) granted to Celgene hereunder or to be granted under any Global License Agreement;

(d) if Company or any of its Affiliates Controls any Patent or Know-How (other than Collaboration IP or, in the case of a Change of Control of Company, any Patent or Know-How Controlled by the Acquiring Entity or its Affiliates immediately prior to such Change of Control) during the term of this Agreement that is necessary or reasonably useful for the Development, Manufacture or Commercialization of any Collaboration Targets, Collaboration Candidates or Collaboration Products in the manner contemplated in the Global License Agreements, Company will ensure that the applicable license or acquisition agreement permits Company to include such Patents and Know-How as Company Background IP hereunder;

(e) with respect to any agreement between Company (or its Affiliate) and any Third Party pursuant to which such Third Party has licensed (or granted other rights) to Company (or its Affiliate) any Company IP, (i) Company will not terminate such agreement, (ii) Company will (and will cause its Affiliates to) satisfy all of its (and their) obligations under such agreement, including all payment obligations, and Company will not (and will cause its Affiliates not to) breach or default under any such agreement (and Company will provide written notice to Celgene immediately if it or any of its Affiliates commits any breach or default under any such agreement), (iii) Company will not (and will cause its Affiliates not to) assign or otherwise transfer any such agreement (except to a successor to which this Agreement is assigned pursuant to Section 13.4.3), (iv) Company (A) will not (and will cause its Affiliates not to) amend or modify any such agreement in any manner that could reasonably be expected to be materially adverse to Celgene or to the rights of Celgene under this Agreement (including the Opt-ins), and (B) will provide Celgene with a copy of any amendment or modification to any such agreement promptly after execution thereof;

(f) to promptly notify Celgene in the event that there are any claims, judgments, settlements, litigations, suits, actions, disputes, arbitration (judicial or legal), administrative or other proceedings or governmental investigations pending or, to Company’s Knowledge, threatened against Company or any of its Affiliates which would be reasonably expected to adversely affect or restrict the ability of Company to consummate or perform the transactions contemplated under this Agreement (or pursuant to a Global License Agreement).

(g) Company shall maintain adequate policies, procedures and processes to ensure compliance with all Laws during the Collaboration Term.

(h) as of the Collaboration Effective Date and through the date Celgene exercises its Opt-in for a given Collaboration Program, there will be no rights, licenses, covenants or encumbrances granted by Company (or any of its Affiliates) with respect to the Company IP that could reasonably be expected to conflict with any of the rights granted to Celgene hereunder (or under the applicable Global License Agreement) or that would otherwise restrict Celgene’s ability to Manufacture, Develop and Commercialize the applicable Collaboration Targets, Collaboration Candidates or Collaboration Products in the manner contemplated in Global License Agreements; and

(i) as of the date Celgene exercises its Opt-in for a given Collaboration Program, Company will have all rights, authorizations and consents necessary to grant Celgene all rights described in this Agreement and in the applicable Global License Agreement and to fulfill all of its obligations as set forth herein and therein.

9.4 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY PROVIDED IN THIS AGREEMENT), INCLUDING WITH RESPECT TO ANY PATENTS OR KNOW-HOW, OR MATERIALS, INCLUDING WARRANTIES OF VALIDITY OR ENFORCEABILITY OF ANY PATENTS, TITLE, QUALITY, COMPLETENESS, ACCURACY, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, PERFORMANCE, AND NONINFRINGEMENT OF ANY THIRD PARTY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.

ARTICLE 10

INDEMNIFICATION; INSURANCE

10.1 Indemnification by Celgene. Celgene will indemnify, defend and hold harmless Company, its Affiliates and its and their respective directors, officers, employees, agents, successors and assigns (collectively, the “Company Indemnitees”), from and against any and all Third Party Damages to the extent arising out of or relating to, directly or indirectly, any Third Party Claim based upon:

(a) the gross negligence or willful misconduct of Celgene or its Affiliates or its or their respective directors, officers, employees or agents, in connection with the performance of Celgene’s obligations under this Agreement; or

(b) any material breach by Celgene of any of its representations, warranties, covenants, agreements or obligations under this Agreement;

provided, however, that with respect to each of clauses (a)-(b) above, such indemnity will not apply to the extent Company has an indemnification obligation pursuant to Section 10.2 for such Third Party Damages.

10.2 Indemnification by Company. Company will indemnify, defend and hold harmless Celgene, its Affiliates and its and their respective directors, officers, employees, agents, successors and assigns (collectively, the “Celgene Indemnitees”), from and against any and all Third Party Damages to the extent arising out of or relating to, directly or indirectly, any Third Party Claim based upon:

(a) the gross negligence or willful misconduct of Company or its Affiliates or its or their respective directors, officers, employees or agents, in connection with the performance of Company’s obligations under this Agreement;

(b) any material breach by Company of any of its representations, warranties, covenants, agreements or obligations under this Agreement; or

(c) the Development or Manufacture by or on behalf of Company or its Affiliates of any Collaboration Target, Collaboration Candidate or Collaboration Product under this Agreement, including any claim for personal injury, property damage other damage or death arising out of the foregoing activities described in this Section 10.2(c);

provided, however, that with respect to each of clauses (a)-(c) above, such indemnity will not apply to the extent Celgene has an indemnification obligation pursuant to Section 10.1 for such Third Party Damages.

10.3 Procedure. If a Party is seeking indemnification under Section 10.1 or 10.2, as applicable (the “Indemnitee”), it will inform the other Party (the “Indemnitor”) of the claim giving rise to the obligation to indemnify pursuant to Section 10.1 or 10.2, as applicable, as soon as reasonably practicable after receiving notice of the claim (provided, however, that any delay or failure to provide such notice will not constitute a waiver or release of, or otherwise limit, the Indemnitee’s rights to indemnification under Section 10.1 or 10.2, as applicable, except to the extent that such delay or failure materially prejudices the Indemnitor’s ability to defend against the relevant claims). The Indemnitor will have the right to assume the defense of any such claim for which the Indemnitee is seeking indemnification pursuant Section 10.1 or 10.2, as applicable. The Indemnitee will cooperate with the Indemnitor and the Indemnitor’s insurer as the Indemnitor may reasonably request, and at the Indemnitor’s cost and expense. The Indemnitee will have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnitor. The Indemnitor will not settle any claim without the prior written consent of the Indemnitee, not to be unreasonably withheld; provided, however, that the Indemnitor will not be required to obtain such consent if the settlement (a) involves only the payment of money which is fully paid by the Indemnitor and will not result in the Indemnitee (or other Company Indemnitees or Celgene Indemnitees, as applicable) becoming subject to injunctive or other similar type of relief, (b) does not require an admission by the Indemnitee (or other Company Indemnitees or Celgene Indemnitees, as applicable), (c) includes an unconditional release of the Indemnitee (or other Company Indemnitees or Celgene Indemnitees, as applicable) from all liability on claims that are the subject matter of such proceeding, and (d) does not materially adversely affect any intellectual property owned or controlled by Indemnitee or any rights or licenses granted to the Indemnitee under this Agreement (or under a Global License Agreement). The Indemnitee will not settle or compromise any such claim without the prior written consent of the Indemnitor, not to be unreasonably withheld. If the Parties cannot agree as to the application of Section 10.1 or 10.2, as applicable, to any claim, pending resolution of the dispute pursuant to Article 12, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 10.1 or 10.2, as applicable, upon resolution of the underlying claim. In each case, the Indemnitee will reasonably cooperate with the Indemnitor, and will make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information will be subject to Article 8.

10.4 Insurance. During the Collaboration Term and for a period of not less than ten (10) years thereafter, each Party will maintain, at its cost, a program of insurance or, in the case of Celgene, self-insurance, against liability and other risks associated with its activities and obligations under this Agreement (including with respect to its Clinical Trials), and its indemnification obligations hereunder, in such amounts, subject to such deductibles, and on such terms, as are customary for such Party for the activities to be conducted by it under this Agreement. It is understood that such insurance will not be construed to create a limit on either Party’s liability with respect to its indemnification obligations under this Article 10 or otherwise.

10.5 LIMITATION OF LIABILITY. NEITHER COMPANY NOR CELGENE, NOR ANY OF THEIR RESPECTIVE AFFILIATES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT OR SUCH OTHER PARTY’S AFFILIATES UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES), WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY, CONTRIBUTION OR OTHERWISE, AND IRRESPECTIVE OF WHETHER COMPANY OR CELGENE, AS APPLICABLE, OR ANY REPRESENTATIVE OF THE APPLICABLE PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 10.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT (1) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER SECTIONS 10.1 OR 10.2 WITH RESPECT TO ANY THIRD PARTY DAMAGES, OR (2) DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 8 OR ITS EXCLUSIVITY OBLIGATIONS UNDER ARTICLE 5.

ARTICLE 11

TERM AND TERMINATION

11.1 Term; Expiration. This Agreement will become effective on the Collaboration Effective Date and, unless earlier terminated in accordance with this Article 11, will remain in effect until the expiration of the Collaboration Term.

11.2 Termination for Breach.

11.2.1 Material Breach. This Agreement may be terminated by either Party in its entirety or on a Collaboration Program-by-Collaboration Program basis for the material breach by the other Party of this Agreement or with respect to such Collaboration Program, as applicable; provided, that the breaching Party has not cured such breach within [***] (or [***] in the case of any payment obligations) after the date of written notice to the breaching Party of such breach (the “Cure Period”), which notice will describe such breach in reasonable detail and will state the non-breaching Party’s intention to terminate this Agreement in its entirety or terminate this Agreement with respect to a given Collaboration Program pursuant to this Section 11.2.1. For clarity, but subject to Section 11.2.2, the Cure Period for any allegation as to a material breach under this Agreement with respect to a given Collaboration Program will run from the date that written notice was first provided to the breaching Party by the non-breaching Party. Any termination of this Agreement with respect to a given Collaboration Program under this Section 11.2.1 will become effective at the end of the Cure Period, unless the breaching Party has cured such material breach prior to the expiration of such Cure Period, or, if such material breach is not susceptible to cure within the Cure Period (other than material breaches of payment provisions), then such Cure Period will be extended for an additional [***] so long as the breaching Party continues to use commercially reasonable efforts to cure such material breach during such extension period. For the avoidance of doubt, termination of any particular Collaboration Program(s) pursuant to this Section 11.2.1 will not terminate (a) this Agreement with respect to any other Collaboration Program(s), or (b) any Global License Agreement for any Collaboration Program.

11.2.2 Disagreement as to Material Breach. If the Parties reasonably and in good faith disagree as to whether there has been a material breach pursuant to Section 11.2.1, then: (a) the Party that disputes that there has been a material breach may contest the allegation by referring such matter, within [***] following such notice of alleged material breach, for resolution to the Executive Officers, who will meet promptly to discuss the matter and determine, within [***] following referral of such matter, whether or not a material breach has occurred pursuant to Section 11.2.1; provided, that if the Executive Officers are unable to resolve such dispute within such [***] period after it is referred to them, the matter will be resolved as provided in Article 12; (b) the relevant Cure Period with respect thereto will be tolled from the date the breaching Party notifies the non-breaching Party of such dispute and through the resolution of such dispute in accordance with the applicable provisions of this Agreement; (c) during the pendency of such dispute, all of the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder; and (d) if it is ultimately determined that the breaching Party committed such material breach, then the breaching Party will have the right to cure such material breach after such determination within the Cure Period which will commence as of the date of such determination. For the avoidance of doubt, this Section 11.2.2 shall not apply to any failure of Celgene to make the payment in Section 6.1.

11.3 Voluntary Termination. Celgene may terminate this Agreement, in its sole discretion, in its entirety or with respect to a Collaboration Program, upon [***] prior written notice to Company hereunder at any time. For the avoidance of doubt, any such termination of any particular Collaboration Program pursuant to this Section 11.3 will not terminate any other Collaboration Program or any Global License Agreement.

11.4 Termination for Bankruptcy. If either Party makes a general assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not dismissed, discharged, bonded or stayed within [***] after the filing thereof (each, a “Bankruptcy Event”), the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party; provided, that in connection therewith, the provisions of Section 7.5 will apply.

11.5 Termination for Celgene’s Failure to Deliver Opt-in Exercise Notice. On a Collaboration Program-by-Collaboration Program basis, if Celgene fails to provide its Opt-in Exercise Notice to Company prior to the expiration of the Review Period for a Collaboration Program pursuant to Section 4.2, this Agreement will automatically terminate with respect to such Collaboration Program, effective upon expiration of such Review Period.

11.6 Effects of Expiration or Termination. In the event of expiration or termination of this Agreement in its entirety or in part with respect to any one or more Collaboration Programs (i) by Celgene pursuant to Section 11.2, 11.3, or 11.4, (ii) by Company pursuant to Section 11.2 or 11.4, upon the effective date of such expiration or termination, or (iii) automatically pursuant to Section 11.5:

(a) except as set forth in Section 11.8, all rights (including any unexercised Opt-in granted to Celgene hereunder) and licenses granted herein with respect to all terminated Collaboration Programs will terminate; and

(b) each Party will return or destroy all Confidential Information of the other Party with respect to the terminated Collaboration Programs, as required by Article 8.

11.7 Celgene Collaboration IP License. With respect to any Collaboration Program with respect to which Celgene does not timely exercise its Opt-in during the Opt-in Term for such Collaboration Program, upon termination or expiration of this Agreement with respect to such Collaboration Program, Celgene hereby grants (without any further action required on the part of Company) to Company and its Affiliates, an non-exclusive, royalty-free, fully paid, worldwide, irrevocable, perpetual license, with the right to grant sublicenses through multiple tiers, under the Celgene Collaboration IP for Company to conduct research, development, manufacturing, commercialization and other exploitation in connection with such Collaboration Program.

11.8 Surviving Provisions.

11.8.1 Accrued Rights; Remedies. Termination or expiration of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of any Party prior to such termination or expiration, and any and all damages or remedies (whether in law or in equity) arising from any breach hereunder, each of which will survive termination or expiration of this Agreement. Such termination or expiration will not relieve any Party from obligations which are expressly indicated to survive termination or expiration of this Agreement. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Article 11 are in addition to any other relief and remedies available to either Party under this Agreement and at Law.

11.8.2 Survival. Without limiting the provisions of Section 11.8.1, the rights and obligations of the Parties set forth in the following Sections and Articles of this Agreement will survive the expiration or termination of this Agreement, in addition to those other terms and conditions that are expressly stated to survive termination or expiration of this Agreement: Article 1, Sections 7.3, 7.4, 7.6.1(a), 7.6.2(a) (first sentence only), 7.6.2(b), 7.6.3(a) (first sentence only), 7.6.4, 7.6.5, Article 8 (other than Section 8.2), Article 10, Article 11, Section 12.4, and Article 13 (other than Section 13.4.5).

11.8.3 Relationship to Global License Agreements. Termination of this Agreement in its entirety or with respect to a given Collaboration Program will not affect in any way the terms or provisions of any then-existing executed Global License Agreement, and such Global License Agreement will continue in full force and effect in accordance with its terms and conditions.

ARTICLE 12

DISPUTE RESOLUTION

12.1 Exclusive Dispute Resolution Mechanism. The Parties agree that the procedures set forth in this Article 12 will be the exclusive mechanism for resolving any dispute, controversy or claim between the Parties arising out of, relating to or otherwise by virtue of, this Agreement, any Party’s rights or obligations under this Agreement, breach of this Agreement or the transactions contemplated by this Agreement (collectively, “Disputes”); provided, that decisions that are subject to the decision making authority of the JSC or a given Party, as expressly set forth in this Agreement, will not be subject to the provisions of this Article 12 so long as such decisions are made in accordance with this Agreement.

12.2 Informal Dispute Resolution. In the event of any Dispute, the Parties will first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. If, after [***] from receipt of the written notice of a Dispute, such Dispute has not been resolved on an informal basis, Celgene or Company may, at its sole discretion and by written notice to the other Party, refer the Dispute to the Executive Officers for attempted resolution by good faith negotiation for a [***] period following receipt of such written notice. If any Dispute is not resolved, with such thirty (30) day period by the Executive Officers, each Party may, at its sole discretion, seek resolution of such Dispute in accordance with Section 12.4.

12.3 Mediation

12.3.1 If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation (as provided by Section 12.2), then the Parties agree before resorting to litigation (as provided by Section 12.4.1) to first try in good faith to settle the dispute by non-binding mediation with a neutral mediator; provided, however, that (a) no such mediation shall be required for any disagreement regarding the failure by a Party to fully pay any sum due hereunder, and (b) if such mediation has not been completed within [***] after a written request for mediation by either Party, then either Party may exercise any and all other remedies available to it, including under Section 12.4.

12.3.2 Each Party has the right to pursue provisional relief from any court, such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the dispute, even though mediation has not been commenced or completed.

12.4 Jurisdiction; Jury Trial; Equitable Relief.

12.4.1 Except as otherwise provided in Section 12.4.3, the sole jurisdiction and venue for all actions, suits and proceedings arising out of a Dispute (whether in contract, tort or otherwise) will be the federal courts (or if such courts do not have subject matter jurisdiction, the state courts) located in the Borough of Manhattan in New York, New York, U.S. Each Party hereby irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the federal courts (or if such courts do not have subject matter jurisdiction, the state courts) located in the Borough of Manhattan in New York, New York, U.S. for any action, suit or proceeding arising out of a Dispute, and (b) waives any objection to the laying of venue of any action, suit or proceeding arising out of a Dispute in the state and federal courts of the Borough of Manhattan in New York, New York, U.S. and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties agrees that process may be served upon it in the manner specified in Section 13.2 and irrevocably waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction, or to such manner of service of process.

12.4.2 EXCEPT AS LIMITED BY LAWS, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

12.4.3 Notwithstanding the foregoing, or anything to the contrary herein, the Parties will be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any breach of this Agreement, in any court having jurisdiction and without first having complied with the procedures set forth in Section 12.2. Such remedies will not be deemed to be the exclusive remedies for a breach of this Agreement but will be in addition to all other remedies available at law or equity. The Parties further agree not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages.

ARTICLE 13

MISCELLANEOUS

13.1 Severability. If any one or more of the terms or provisions of this Agreement is held by a court of competent jurisdiction or arbitrator to be void, invalid or unenforceable in any situation in any jurisdiction, such holding will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction, and the term or provision will be considered severed from this Agreement, unless the invalid, void or unenforceable term or provision is of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, void or unenforceable term or provision. If the final judgment of such court or arbitrator declares that any term or provision hereof is invalid, void or unenforceable, the Parties agree to (a) reduce the scope, duration, area or applicability of the term or provision or to delete specific words or phrases to the minimum extent necessary to cause such term or provision as so reduced or amended to be enforceable, and (b) make a good faith effort to replace any invalid, void or unenforceable term or provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

13.2 Notices. Any notice required or permitted to be given by this Agreement will be in writing and in English and will be (a) delivered by hand or by overnight courier with tracking capabilities, (b) mailed postage prepaid by first class, registered, or certified mail, or (c) delivered by email or facsimile followed by delivery via either of the methods set forth in (a) or (b), in each case, addressed as set forth below unless changed by notice so given:

If to Celgene:

Celgene Corporation

86 Morris Avenue

Summit, New Jersey 07901

Attention: Senior Vice President Business Development

Telephone: [***]

Facsimile: [***]

Email: [***]

With a copy to:

Celgene Corporation

86 Morris Avenue

Summit, New Jersey 07901

Attention: General Counsel

Telephone: [***]

Facsimile: [***]

Email: [***]

If to Company:

Kyn Therapeutics Inc.

1030 Massachusetts Avenue, Suite 400

Cambridge, MA 02138

Attention: Chief Executive Officer

Telephone: [***]

Facsimile: [***]

Email: [***]

With a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: [***]

Telephone: [***]

Facsimile: [***]

Email: [***]

Any such notice will be deemed given on the date received, except any notice received after 5:30 p.m. (in the time zone of the receiving party) on a Business Day or received on a non-Business Day will be deemed to have been received on the next Business Day. A Party may add, delete, or change the person or address to which notices should be sent at any time upon written notice delivered to the other Party in accordance with this Section 13.2.

13.3 Force Majeure. A Party will not be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to a cause beyond the reasonable control of such Party, including acts of God, fires, earthquakes, acts of war, terrorism, or civil unrest, or hurricane or other inclement weather (“Force Majeure”); provided, however, that the affected Party promptly notifies the other Party; and provided, further, that the affected Party will use its commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and will continue performance in accordance with the terms of this Agreement whenever such causes are removed. When such circumstances arise, the Parties will negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

13.4 Assignment; Change of Control of Company.

13.4.1 Assignment Generally. Except as expressly permitted herein, this Agreement may not be assigned or transferred by any Party in whole or in part, nor may any Party assign or transfer any rights or obligations created by this Agreement, in each case, whether by operation of Law, assignment, succession or otherwise, except as expressly permitted hereunder without the prior written consent of the other Party, which consent will not be unreasonably withheld.

13.4.2 Celgene. Notwithstanding the limitations in Section 13.4.1, Celgene may assign or transfer this Agreement, or any rights or obligations hereunder in whole or in part, to (a) one or more Affiliates (provided, however, that Celgene will remain fully and unconditionally liable and responsible to Company for the performance and observance of all such duties and obligations by such Affiliate); or (b) its successor in interest in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement.

13.4.3 Company. Notwithstanding the limitations in Section 13.4.1, Company may assign or transfer this Agreement, or any rights or obligations hereunder in whole or in part, to (a) one or more Affiliates (provided, however, that Company will remain fully and unconditionally liable and responsible to Celgene for the performance and observance of all such duties and obligations by such Affiliate); or (b) its successor in interest in connection with the merger, consolidation, or sale of all or substantially all of its assets.

13.4.4 All Other Assignments Null and Void. The terms of this Agreement will be binding upon and will inure to the benefit of the successors, heirs, administrators and permitted assigns of the applicable Party. Any purported assignment in violation of this Section 13.4 will be null and void ab initio.

13.4.5 Change of Control of Company. In the event of any Change of Control of Company, Company shall (a) provide Celgene with written notice of such Change of Control within [***] of the consummation thereof, and (b) promptly following such consummation, use commercially reasonable efforts to Segregate the Development, Manufacturing, and Commercialization activities under this Agreement from the research, development, manufacturing and commercialization activities of any Collaboration Competing Product of the Acquiring Entity, including using commercially reasonable efforts to minimize the extent to which personnel involved in performing research, development, manufacturing or commercialization activities for any Collaboration Competing Product of the Acquiring Entity have access to non-public plans or non-public information relating to the Development, Manufacturing, or Commercialization of Collaboration Targets, Collaboration Candidates or Collaboration Products or any other relevant Confidential Information of Celgene or Company or any results of the Collaboration; provided, that senior management personnel may review and evaluate plans and information regarding the research, development, manufacturing, and commercialization of Collaboration Targets, Collaboration Candidates or Collaboration Products solely in connection with monitoring the progress of products, including portfolio decision-making among product opportunities.

13.5 Waivers and Modifications. The failure of any Party to insist on the performance of any obligation hereunder will not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof will not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion. This Agreement may be amended, or any term hereof modified or waived, only by a written instrument duly executed by authorized representative(s) of both Parties hereto.

13.6 Choice of Law. This Agreement will be governed by, enforced, and will be construed in accordance with the laws of the State of New York, U.S. without regard to any conflict of laws provision that would result in the application of the Laws of any state other than the State of New York, U.S. and excluding the United Nations Convention on Contracts for the International Sale of Goods; provided, however, that with respect to matters involving the ownership of or enforcement of rights in or to intellectual property, the Laws of the applicable country will apply.

13.7 Relationship of the Parties. Company and Celgene are independent contractors under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute (a) Company as a partner, agent, or joint venturer of Celgene, or (b) Celgene as a partner, agent or joint venturer of Company. Neither Company nor Celgene, respectively, will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of Celgene or Company, respectively, or to bind Celgene or Company, respectively, to any contract, agreement, or undertaking with any Third Party.

13.8 No Third Party Rights. The provisions of this Agreement are for the exclusive benefit of the Parties, and no other person or entity will have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party.

13.9 Entire Agreement. This Agreement, together with the attached Exhibits (including the form of Global License Agreement) and Schedules, contains the entire agreement by the Parties with respect to the subject matter hereof and supersedes any prior express or implied agreements, understandings and representations, either oral or written, which may have related to the subject matter hereof in any way, including the Existing Confidentiality Agreement (as set forth in Section 8.10) and any and all term sheets relating to the transactions contemplated by this Agreement and exchanged between the Parties prior to the Collaboration Effective Date.

13.10 Counterparts. This Agreement may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts will be deemed an original, will be construed together, and will constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

13.11 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Law.

13.12 Interpretation.

13.12.1 Generally. This Agreement has been diligently reviewed by and negotiated by and among the Parties, and in such negotiations each of the Parties has been represented by competent counsel, and the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption will apply against any Party as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement will not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

13.12.2 Definitions; Interpretation. The definitions of the terms herein will apply equally to the singular and plural forms of the terms defined and where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The word “shall” will be construed to have the same meaning and effect as the word “will.” The word “any” will mean “any and all” unless otherwise clearly indicated by context. The words “including,” “includes,” “include,” “for example,” and “e.g.” and words of similar import will be deemed to be followed by the words “without limitation.” The word “or” shall be deemed to mean “and/or” unless the context otherwise requires. The words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context requires otherwise or otherwise specifically provided, (a) all references herein to Articles, Sections, Schedules or Exhibits will be construed to refer to Articles, Sections, Schedules and Exhibits of this Agreement and (b) reference in any Section to any subclauses are references to such subclauses of such Section.

13.12.3 Subsequent Events. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein), (b) any reference to any Laws herein will be construed as referring to such Laws as from time to time enacted, repealed or amended, and (c) any reference herein to any Person will be construed to include the Person’s successors and assigns.

13.12.4 Headings. Headings, captions and the table of contents are for convenience only and are not to be used in the interpretation of this Agreement.

13.12.5 Prior Drafts. No prior draft of this Agreement nor any course of performance or course of dealing will be used in the interpretation or construction of this Agreement.

13.12.6 Independent Significance. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the Parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision will be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content).

13.13 Further Assurances. Each Party will execute, acknowledge and deliver such further instruments, and do all such other ministerial, administrative or similar acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this MASTER COLLABORATION AGREEMENT to be executed by their respective duly authorized officers as of the Collaboration Effective Date.

KYN THERAPEUTICS INC.

By:	/s/ Mark Manfredi
Name: Mark Manfredi Title: President and Chief Executive Officer

[Signature Page to Master Collaboration Agreement]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this MASTER COLLABORATION AGREEMENT to be executed by their respective duly authorized officers as of the Collaboration Effective Date.

CELGENE CORPORATION

By:	/s/ Mark J. Alles
Name: Mark J. Alles Title: Chairman and CEO

[Signature Page to Master Collaboration Agreement]

Schedule 1.28

Company Background Patents

Company Controls the following Background Patents as described below:

Pursuant to the UT License, the University of Texas at Austin, on behalf of the Board of Regents of the University of Texas System has granted to the Company an exclusive, world-wide license to (a) certain of the patent applications listed in the table below; (b) all non-provisional patent applications that claim priority to any provisional application listed below; (c) all divisionals, continuations, and such claims of continuations-in-part as are entitled to claim priority to certain of the applications listed below, and all reissues, reexaminations, extensions of, and foreign counterparts; and (d) any patents that issue with respect to the aforesaid patent applications.

Territory	Application No.	Application Date	Publication No.	Patent No.	Legal Status
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

Company owns the following Company Background Patents:

DOCKET NO.	COUNTRY	SERIAL NO	FILING DATE	PUBLICATION NO.	STATUS	TITLE
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
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Schedule 3.5

Subcontracting Essential Provisions

IP Ownership: Retain or obtain Control of any and all Know-How or Patents related to the Collaboration, which may be created by or used with the relevant Party’s permission by such subcontractor in connection with such subcontracted activity (other than Know-How and Patents that are not specific to the Collaboration and that are related to the subcontractor’s broader technology platform or business).

IP Licenses: Obtain licenses to any Know-How or Patents owned or controlled by the subcontractor, which may be created by or used by the subcontractor in connection with such subcontracted activity (including Know-How and Patents that are not specific to the Collaboration and that are related to the subcontractor’s broader technology platform or business), that falls within the scope of any licenses granted by the subcontracting Party to the other Party under the Collaboration.

Publication: Publications by the subcontractor are not permitted without the subcontracting Party’s prior written consent (and if related to the Collaboration, is subject to Article 8 of this Agreement).

Confidentiality: Consistent with the terms of Article 8, where practicable, but in no event less than reasonable confidentiality, non-disclosure and non-use obligations.

Assignment: Assignment of the agreement, and any rights and obligations thereunder, by the subcontractor is not permitted without the subcontracting Party’s prior written consent, except to Affiliates and/or any successor in interest in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of the subcontract.

Schedule 8.7.1

Form of Press Release

Kyn Therapeutics Enters into Global Strategic Collaboration with Celgene to Develop

Immuno-oncology Therapies

- Celgene gains exclusive options to two Kyn therapeutic programs

- Kyn to receive $80 million upfront payment and an equity investment by Celgene with potential clinical, regulatory and commercial milestone payments, plus additional royalties on net sales from licensed programs

Boston, Mass. – January X, 2019 – Kyn Therapeutics, a clinical-stage biotechnology company advancing research into new immunometabolic therapies for treating cancer, today announced it has entered into a global strategic collaboration with Celgene Corporation (NASDAQ:CELG). The goal of the collaboration is to develop novel immuno-oncology therapies through uniting Kyn’s immuno-oncology expertise and pipeline with Celgene’s capabilities for developing and commercializing medicines in areas of high unmet medical need. The collaboration begins with an upfront payment and an equity investment by Celgene, which receives exclusive options to license Kyn’s aryl hydrocarbon receptor (AHR) antagonist program and its kynurenine-degrading enzyme (“Kynase”) program.

AHR and kynurenine are associated with immunosuppression in a range of tumor types through multiple cellular metabolic mechanisms that modulate both innate and adaptive immunity. These attributes make them compelling targets for investigative therapies, in particular in patients who do not fully benefit from current treatments like checkpoint inhibitors.

“At Kyn, our team has built a diverse portfolio informed by the most compelling biology in the field of immunometabolism to establish a leadership position in this area of innovative cancer therapy development,” said Mark Manfredi, Ph.D., president and chief executive officer of Kyn Therapeutics. “Celgene’s R&D capabilities and focus on groundbreaking biology are a strong strategic fit for Kyn’s programs. As a fast-growing immuno-oncology therapeutics developer, we also welcome Celgene onboard as an equity investor and supporter of our R&D strategy and leadership.”

“This collaboration signals our continued commitment to work with partners to develop innovative treatments for patients with unmet medical need,” said Robert Hershberg, M.D., Ph.D., Head of Business Development and Global Alliances for Celgene Corporation.

Under the terms of the agreement, Kyn will receive an upfront cash payment of $80 million and an equity investment from Celgene for exclusive options to globally license the Kynase and AHR antagonist programs. For each program, Kyn is responsible for R&D activities through Phase 1b, at which time Celgene can opt in to lead and fund global development and commercialization of the licensed programs. If successful, Kyn is eligible for substantial clinical, regulatory and commercial milestone payments. Kyn will also receive tiered royalties on worldwide net sales on products resulting from development of the licensed programs.

About Kyn Therapeutics

Kyn Therapeutics is a clinical-stage biotechnology company advancing new immunometabolic therapies for cancer. A growing body of research indicates that key metabolites can exert broad suppressive or enhancing effects on the immune system through a complex network of cellular interactions, providing targets for new therapies that could significantly enhance patient response rates to checkpoint inhibitors. Kyn Therapeutics is advancing development programs with targets strongly implicated in immunosuppression across a range of tumor types and via multiple immune cell effects. Kyn launched in December 2017 with a $49M Series A funding provided by OrbiMed Advisors and Atlas Venture. Kyn Therapeutics is based in Boston, Massachusetts. For more information, visit www.kyntherapeutics.com. Follow us on Twitter and LinkedIn.

Media Contact

Tom Donovan

Ten Bridge Communications

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Schedule 9.2(d)

Certain Agreements

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Schedule 9.2(s)

Encumbered Compounds

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Exhibit A-1

Form of Global License Agreement (AHR)

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Exhibit A-2

Form of Global License Agreement (Kynureninase)

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